The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-159736

SUBJECT TO COMPLETION. DATED MAY 19, 2010

Prospectus Supplement

(To Prospectus dated June 4, 2009)

110,261,688 Warrants Each to Purchase One Share of Common Stock Wells Fargo & Company

The United States Department of the Treasury (referred to in this prospectus supplement as the “selling security holder” or “Treasury”) is offering to sell 110,261,688 warrants, each of which represents the right to purchase one share of our common stock, par value $1-2/3 per share, at an exercise price of $34.01 per share. Both the exercise price and the number of shares that will be acquired upon the exercise of a warrant are subject to adjustment from time to time in the manner described in this prospectus supplement. We will not receive any of the proceeds from the sale of the warrants being sold by the selling security holder. The warrants expire on October 28, 2018.

We originally issued the warrants to Treasury in a private placement. Prior to this offering, there has been no public market for the warrants. We have applied to list the warrants on the New York Stock Exchange (the “NYSE”) under the symbol “WFC WS.” Our common stock is listed on the NYSE under the symbol “WFC.” On May 18, 2010, the last reported sale price of our common stock on the NYSE was $30.56 per share.

The public offering price and the allocation of the warrants in this offering will be determined by an auction process. While the auction is open, potential bidders will be able to place bids at any price (in increments of $0.10) at or above the minimum bid price of $6.50 per warrant. The minimum size for any bid is 100 warrants. If the selling security holder decides to sell the warrants being offered, the public offering price of the warrants will be equal to the auction process clearing price. If bids are received for 100% or more of the offered warrants, the clearing price will be equal to the highest price at which 100% of the offered warrants can be sold in the auction, and the selling security holder may (but is not required to) sell no less than all of the warrants offered during the auction process at the clearing price. If bids are received for half or more, but less than all, of the offered warrants, then the clearing price will be equal to the minimum bid price per warrant, and the selling security holder may (but is not required to) sell, at the clearing price, as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. In certain cases described in this prospectus supplement, bidders may experience pro-ration of their bids. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process. In addition, we may bid in the auction for some or all of the warrants. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-15 of this prospectus supplement.

Investing in the warrants and our common stock involves risks. For a discussion of certain risks that you should consider in connection with an investment in the warrants and our common stock, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as the additional risk factors contained in this prospectus supplement beginning on page S-5.

The warrants and the underlying common stock are not savings accounts or deposits and are not guaranteed or insured by the United States Department of Treasury, the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

You must meet minimum suitability standards in order to purchase the warrants. You must be able to understand and bear the risk of an investment in the warrants and should be experienced with respect to options and option transactions. You should reach an investment decision only after careful consideration, with your advisers, of the suitability of the warrants in light of your particular financial circumstances and the information in this prospectus supplement and the accompanying prospectus and the documents they incorporate by reference. The warrants involve a high degree of risk, are not appropriate for every investor and may expire worthless.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Warrant	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds (before expenses) to the Selling Security Holder	$	$

The underwriters are offering the warrants as set forth under “Underwriting.” Delivery of the warrants will be made on or about May     , 2010.

Deutsche Bank Securities

Cabrera Capital Markets, LLC	Lebenthal & Co., LLC	Loop Capital Markets LLC
Ramirez & Co., Inc.	Sandler O’Neill & Partners, L.P.	WR Hambrecht + Co., LLC

May     , 2010

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, the warrants, our common stock and other information you should know before investing in the warrants. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Wells Fargo,” “we,” “us,” “our” or similar references mean Wells Fargo & Company and its successors, and does not mean Wells Fargo & Company together with its subsidiaries or the selling security holder.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and in the accompanying prospectus. Neither we nor any underwriter nor the selling security holder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

Neither we nor any underwriter nor the selling security holder are making an offer to sell the warrants in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference herein or in the accompanying prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf, on behalf of the selling security holder or on behalf of the underwriters, to subscribe for and purchase any of the warrants and may not be used for, or in connection with, an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including information incorporated in them by reference, has forward-looking statements, which may include forecasts of our financial results and condition, expectations for our operations and business, and our assumptions for those forecasts and expectations. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations due to several factors. For a discussion of some of these factors, see “Risk Factors” and “Regulation and Supervision” in our Annual Report on Form 10-K for the year ended December 31, 2009 and “Risk Factors” in our subsequent Quarterly Report on Form 10-Q, filed with the SEC and available on the SEC’s website at www.sec.gov.

S-ii

Summary

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus and the documents incorporated therein by reference.

About Wells Fargo & Company

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

Our common stock is traded on the NYSE under the ticker symbol “WFC.” Our principal executive office is located at 420 Montgomery Street, San Francisco, California 94163. Our telephone number is (866) 878-5865. We maintain a website at www.wellsfargo.com. Information presented on or accessed through our website is not incorporated into, or made a part of, this prospectus supplement.

The Offering

The following summary contains basic information about the warrants, the common stock and the auction process and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the warrants and the common stock, you should read the section of this prospectus supplement entitled “Description of Warrants” and the section of the accompanying prospectus entitled “Description of Common Stock.”

Issuer	Wells Fargo & Company

Warrants offered by the selling security holder	110,261,688 warrants, each of which represents the right to purchase one share of our common stock, par value $1-2/3 per share, at an exercise price of $34.01 per share (subject to adjustment). The number of warrants sold will depend on the number of bids received and whether the selling security holder decides to sell any warrants in the auction. The exercise price of the warrants cannot be paid in cash and is payable only by netting out a number of shares of our common stock issuable upon exercise of the warrants equal to the value of the aggregate exercise price of the warrants. The warrants are currently exercisable and expire on October 28, 2018. See “Auction Process.”

Common stock outstanding	5,205,711,257(1)

(1)

At March 31, 2010, we had issued 5,245,971,422 shares of our common stock, of which 40,260,165 shares of our common stock were held in treasury, and, therefore, 5,205,711,257 shares of our common stock were outstanding. Outstanding common stock does not reflect any shares of our common stock issuable upon exercise of the warrants and 365,785,444 shares of our common stock issuable upon the exercise of stock options and restricted stock awards outstanding under our Long-Term Incentive Compensation Plan or other employee or director compensation plans.

Auction process	The selling security holder and the underwriters will determine the public offering price and the allocation of the warrants in this offering through an auction process conducted by Deutsche Bank Securities Inc. (“Deutsche Bank Securities”), the sole book-running manager, in its capacity as the auction agent. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agent or one of the other brokers that is a member of the broker network (collectively, the “network brokers”) established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agent will not provide bidders (including us) with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction. We may bid (but we are not required to bid) in the auction for some or all of the warrants. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. For more information about the auction process, see “Auction Process.”

Minimum bid price and price increments	The offering will be made using an auction process in which prospective purchasers are required to bid for the warrants. During the auction period, bids may be placed by qualifying bidders at any price (in increments of $0.10) at or above the minimum bid price of $6.50 per warrant. See “Auction Process.”

Minimum bid size	100 warrants

Submission deadline	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent via press release prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on the same day (the “submission deadline”).

Irrevocability of bids	Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. The auction agent is under no obligation to reconfirm bids for any reason; however, the auction agent may require that bidders confirm their bids at its discretion before the auction process closes. See “Auction Process.”

Clearing price	The price at which the warrants will be sold to the public will be the clearing price set by the auction process. The clearing price will be determined based on the valid, irrevocable bids at the time of the submission deadline as follows:

•	If valid, irrevocable bids are received for all or more of the number of warrants being offered, the clearing price will be equal to the highest price in the auction process at which the quantity of all bids at or above such price equals 100% or more of the number of warrants being offered in the auction.

•	If bids are received for half or more, but less than all, of the offered warrants, the clearing price will be equal to the minimum bid price of $6.50 per warrant.

Unless the selling security holder decides not to sell any warrants or as otherwise described below, the warrants will be sold to bidders at the clearing price. Even if bids are received for 100% or more of the warrants being offered, the selling security holder may decide not to sell any warrants in the auction process, regardless of the clearing price. If the selling security holder decides to sell warrants in the auction process, after the selling security holder confirms its acceptance of the clearing price (and, in the case where bids are received for fewer than 100% of the warrants being offered, the number of warrants to be sold), the auction agent and each network broker that has submitted bids will notify successful bidders that the auction process has closed and that their bids have been accepted. The clearing price and number of warrants being sold are also expected to be announced via press release prior to the opening of the equity markets on the business day following the end of the auction. See “Auction Process.”

Number of warrants to be sold	If bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may (but is not required to) sell, at the minimum bid price in the auction process (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction process, so long as at least half of the offered warrants are sold. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price. If bids are received for all of the offered warrants and the selling security holder elects to sell warrants in the auction process, the selling security holder must sell all of the offered warrants. See “Auction Process.”

Allocation; pro-ration	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, then any bids submitted in the auction above the clearing price will receive allocations in full, while any bids submitted at the clearing price may experience pro-rata allocation. If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process.”

Our participation in the auction	We are permitted to participate in the auction by submitting bids for the warrants. Although we are under no obligation to participate in the auction, if we elect to participate we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we are required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted. You will not be notified by either the auction agent, the network brokers or the selling security holder whether we have bid in the auction process or, should we elect to participate in the auction process, the terms of any bid or bids we may place.

Use of proceeds	We will not receive any proceeds from the sale of any of the warrants offered by the selling security holder.

Risk factors	See “Risk Factors” beginning on page S-5 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the warrants.

Listing	We have applied to list the warrants on the NYSE under the symbol “WFC WS.” Our common stock is listed on the NYSE under the symbol “WFC.”

Warrant agent	Wells Fargo Bank, National Association.

Auction agent	Deutsche Bank Securities Inc.

Network brokers	See pages S-16 and S-17 for a list of brokers participating as network brokers in the auction process.

Risk Factors

Your investment in the warrants and our common stock involves risks. This prospectus supplement does not describe all of those risks. Before purchasing the warrants, you should carefully review the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus about the warrants and our common stock. For more information regarding the risks that may materially affect Wells Fargo, including our businesses and results, please refer to the discussion under “Risk Factors” and “Regulation and Supervision” in our Annual Report on Form 10-K for the year ended December 31, 2009 and under “Risk Factors” in our subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in reports filed by us with the SEC (other than the portions of those documents not deemed to be filed), as well as other information included or incorporated by reference into this prospectus supplement or the accompanying prospectus. In addition, you should carefully consider the following risk factors, which supplement and update the risk factors discussed in our SEC reports and relate to the securities offered by this prospectus supplement and accompanying prospectus.

Risks Related to the Auction Process

The price of the warrants could decline rapidly and significantly following this offering.

The public offering price of the warrants, which will be the clearing price, will be determined through an auction process conducted by the selling security holder and the auction agent. Although we have applied to list the warrants on the NYSE, prior to this offering there has been no public market for the warrants, and the public offering price may bear no relation to market demand for the warrants once trading begins. We have been informed by both Treasury and Deutsche Bank Securities, as the auction agent, that they believe that the bidding process will reveal a clearing price for the warrants offered in the auction process. If there is little or no demand for the warrants at or above the public offering price once trading begins, the trading price of the warrants will likely decline following the offering. Limited or less-than-expected liquidity in the warrants, including decreased liquidity due to a sale of less than all of the warrants being offered or a purchase of warrants by us in the auction process, could also cause the trading price of the warrants to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the warrants after the initial sales of the warrants in the offering. If your objective is to make short-term profit by selling the warrants you purchase in the offering shortly after trading begins, you should not submit a bid in the auction process.

The minimum bid price that the auction agent has set for the warrants in this offering may bear no relation to the price of the warrants after the offering.

Prior to this offering, there has been no public market for the warrants. The minimum bid price set forth in this prospectus supplement was agreed to by Deutsche Bank Securities, the auction agent and the sole book-running manager of this offering, and Treasury. We did not participate in the determination of the minimum bid price and therefore cannot provide any information regarding the factors that Treasury and Deutsche Bank Securities considered in such determination. An analysis of the value of complex securities such as the warrants is necessarily uncertain as it may depend on several key variables, including for example the volatility of the trading prices of the underlying security. The difficulty associated with determining the value of the warrants is further increased by the substantial time period during which the warrants can be exercised. We cannot assure you that the price at which the warrants will trade after completion of the offering will exceed this minimum bid price, or that Treasury will choose to or will succeed in selling any or all of the warrants at a price equal to or in excess of the minimum bid price.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of warrants in this offering may infer that there is little incremental demand for the warrants above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the warrants and could seek to immediately sell their warrants to limit their losses should the price of the warrants decline in trading after the auction process is completed. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for the warrants in the public market and a significant decline in the price of the warrants. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the warrants shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, therefore, the public offering price may not be sustainable once trading of warrants begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction process. Because of the auction process, these less price sensitive investors may have a greater influence in setting the public offering price (because a larger number of high bids may cause the clearing price in the auction process to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other such offerings. This, in turn, could cause the auction process to result in a public offering price that is higher than the price professional investors are willing to pay for the warrants. As a result, the price of the warrants may decrease once trading of the warrants begins. Also, because professional investors may have a substantial degree of influence on the trading price of the warrants over time, the price of the warrants may decline and not recover after this offering. Furthermore, if the public offering price of the warrants is above the level that investors determine is reasonable for the warrants, some investors may attempt to short sell the warrants after trading begins, which would create additional downward pressure on the trading price of the warrants.

We are permitted to participate in the auction for the warrants and, if we do so, that could have the effect of raising the clearing price and decreasing liquidity in the market for the warrants.

We are permitted (but are not required) to submit bids in the auction. You will not be notified by either the auction agent, the network brokers or the selling security holder whether we have bid in the auction or, should we elect to participate in the auction, the terms of any bid or bids we may place. Although we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we are required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted, in some cases the submission of bids by us could cause the clearing price in the auction process to be higher than it would otherwise have been (although in such a case we would still be required to purchase any warrants for which we had submitted bids at the clearing price). In addition, to the extent we purchase any warrants, the liquidity of any market for the warrants may decrease, particularly if any such purchases represent a significant percentage of the outstanding warrants.

If the offering is completed, we may from time to time repurchase and retire the warrants in open market purchases or on a privately negotiated basis. Since we would not repurchase warrants with a view towards resale, any such repurchases after the consummation of this offering may also decrease liquidity in any market for the warrants.

The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods or the market price of our common stock, and therefore the trading price of the warrants may decline significantly following the issuance of the warrants.

The public offering price of the warrants will be equal to the clearing price. The clearing price of the warrants may have little or no relationship to, and may be significantly higher than, the price that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. The trading price of the warrants may vary significantly from the public offering price. Potential investors should not submit a bid in the auction unless they are willing to take the risk that the price of the warrants could decline significantly.

No maximum price or set auction price range has been established in connection with the auction process, and any bids submitted as “market bids” will be included at the highest bid received from any bidder.

Although the auction agent has established a minimum bid in connection with the auction process, no maximum price or set auction price range has been implemented, meaning that there is no ceiling on the per-warrant amount that an investor can bid in the auction. If a bidder submits a market bid (i.e., a bid that specifies the number of warrants the bidder is willing to purchase without specifying the price it is willing to pay), that bid will be treated as a bid at the highest price received from any other bidder in the auction. Because market bids will increase the number of warrants that are covered by bids at the highest price received, the submission of market bids could cause the clearing price in the auction process to be higher than it would otherwise have been absent such market bids. Since the only information being provided in connection with the auction process is the minimum bid price and the auction agent is under no obligation to reconfirm bids for any reason, potential investors should carefully evaluate all factors that may be relevant about us, our operations, the warrants and the auction process in determining the appropriateness of any bids they may submit.

Successful bidders may receive the full number of warrants subject to their bids, so potential investors should not make bids for more warrants than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of warrants. If bids for all the warrants offered in this offering are received, allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, the bids of successful bidders that are above the clearing price will be allocated all of the warrants represented by such bids, and only bids submitted at the clearing price will experience any pro-rata allocation. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of warrants the bidder is willing to purchase, and we caution investors against submitting a bid that does not accurately represent the number of warrants that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of warrants, even if a bidder submits a bid at or above the public offering price of the warrants.

The auction agent may require, at its discretion, that bidders confirm their bids before the auction process closes (although the auction agent is under no obligation to reconfirm bids for any reason). If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of warrants even if the bid is at or above the public offering price. The auction agent may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agent may determine in some cases to impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), and may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by such bid, rounded to the nearest whole number of warrants (subject to rounding in certain cases). Similarly, if bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. The selling security holder could also decide, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all the warrants for which you submit a bid.

We cannot assure you that the auction process will be successful or that the full number of offered warrants will be sold.

If sufficient bids are received and accepted by the auction agent to enable the selling security holder to sell all of the warrants in the offering, the public offering price will be set at the clearing price (unless the selling security holder decides, in its sole discretion, not to sell any warrants in the offering after the clearing price is determined). If, however, bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may (but is not required to) sell, at the minimum bid price in the auction process (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the offered warrants, the selling security holder is not obligated to sell any warrants regardless of the clearing price set through the auction process. The liquidity of the warrants may be limited if less than all of the offered warrants are sold by the selling security holder, or if we are a winning bidder in the auction process and become a significant holder of the warrants following allocation. Possible future sales of the selling security holder’s remaining warrants, if any are held following this offering, could affect the trading price of the warrants sold in this offering.

Submitting bids through a network broker or any other broker that is not the auction agent may, in some circumstances, shorten deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with the auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agent) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through the auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

Risks Related to the Warrants

The warrants are a risky investment. You may not be able to recover the value of your investment in the warrants, and the warrants may expire worthless.

As of May 18, 2010, the last reported price of our common stock on the NYSE was $30.56 per share. This is below the exercise price of the warrants. In order for you to recover the value of your investment in the warrants, either a trading market must develop for the warrants and the trading price of the warrants must exceed the public offering price, or our stock price must increase to more than the sum of the exercise price of the warrants

($34.01) and the clearing price of the warrants. If, for example, the clearing price of the warrants were the minimum bid price set by the auction agent, our stock price would have to be more than $40.51 for you to have an opportunity to exercise the warrants and achieve a positive return on your investment.

The warrants are only exercisable until October 28, 2018. Generally, a component of the value of option securities such as the warrants is time until expiration and, as the period of time until expiration of the warrants decreases, the market price of the warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants. In addition, if our common stock price remains below the exercise price of the warrants, the warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the trading price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. Furthermore, because the exercise price cannot be paid in cash and must be paid by net exercise, you will receive a number of shares of stock calculated based on the closing price of our common stock on the day you exercise your warrants. Accordingly, the number of shares and the value of our common stock you receive upon exercise of the warrants will depend on the market price of our common stock on the day on which you choose to exercise those warrants.

There is no existing market for the warrants, and you cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the warrants. The public offering price for the warrants is being determined by an auction process, and may not be indicative of the price that will prevail in the trading market following this offering. The market price for the warrants may decline below the public offering price, and may be volatile. The liquidity of any market for the warrants will depend on a number of factors, including but not limited to:

•	the number of warrants, if any, that we and/or investors purchase in the auction process;

•	the number of warrants that the selling security holder elects to sell in this offering;

•	the number of holders of the warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

In addition, many of the risks that are described elsewhere in this “Risk Factors” section and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequently filed Quarterly Report on Form 10-Q could materially and adversely affect the price of the warrants.

The warrants are not suitable for all investors.

The warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”). If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. You should be prepared to sustain a total loss of the purchase price of your warrants.

Purchasers of warrants who exercise their warrants for shares of common stock will incur immediate and future dilution.

Upon exercise of your warrants for shares of common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time is higher than the net tangible book value per share of our outstanding common stock. In addition, you will experience dilution (subject to the anti-dilution protections contained in the warrants and described herein) when we issue additional shares of common stock that we are permitted or required to issue in any future offerings, pursuant to outstanding options and warrants, and under our Long-Term Incentive Compensation Plan or other employee or director compensation plans.

The market price of the warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the market price of the warrants. This may result in greater volatility in the market price of the warrants than would be expected for warrants to purchase securities other than our common stock. The market price of our common stock could be subject to significant fluctuations due to factors described below under “Risks Related to Our Common Stock—Our share price may fluctuate” and “—There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock,” and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the warrants. The price of our common stock also could be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the warrants.

Holders of the warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock, including rights to vote, respond to tender offers or receive dividend payments. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The exercise price of and the number of shares underlying the warrants may not be adjusted for all dilutive events.

The exercise price of and the number of shares underlying the warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends, certain issuer tender or exchange offers and certain business combinations as described under “Description of Warrants—Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which our common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the trading price of the warrants or our common stock. Other events that adversely affect the value of the warrants may occur that do not result in an adjustment to such exercise price.

Additionally, the exercise price of and the number of shares underlying the warrants will not be adjusted for any regular quarterly cash dividends that are in the aggregate less than or equal to $0.34 per share of common stock, which is the amount of the last dividend per share declared prior to the date on which the warrants were originally issued to Treasury on October 28, 2008. The current quarterly cash dividend paid on our common stock is $0.05 per share. Holders of our common stock are only entitled to receive such dividends as our board of directors may declare, and our board of directors, in its sole discretion, may decide to increase the quarterly cash dividend on our common stock at any time.

Recent governmental actions regarding short sales may adversely affect the market value of the warrants.

Governmental actions that interfere with the ability of warrant investors to effect short sales of the underlying common stock could significantly affect the market value of the warrants. Such government actions could make the arbitrage strategy that certain warrant investors employ more difficult to execute for the warrants offered hereby. At an open meeting on February 24, 2010 the SEC adopted a new short sale price test, which will take effect through amendment to Rule 201 of Regulation SHO. The new Rule 201 will restrict short selling only when a stock price has triggered a circuit breaker by falling at least 10 percent in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. If such new price test precludes warrant investors from executing the arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the warrants could be adversely affected. The warrant agreement does not contain any provisions to afford holders protection in the event of a decline in the market value of the warrants due to such new price test or other limitations, and holders will not be entitled to any exercise price reduction or increase to the number of underlying shares of common stock except under the limited circumstances described in “Description of Warrants.”

The warrants do not automatically exercise, and any warrant not exercised prior to the expiration date will expire unexercised.

The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

Your return on the warrants will not reflect dividends on our common stock.

Your return on the warrants will not reflect the return you would realize if you actually owned shares of our common stock and received any dividends paid on our common stock other than to the extent described below under “Description of Warrants—Adjustments to the Warrants.” If we increase our regular quarterly cash dividends in the future, your warrants will not be adjusted for, and you will not receive any benefit of, any aggregate regular quarterly cash dividend less than or equal to $0.34 per share per quarter.

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the warrant agent is not a trustee qualified under the TIA. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrant holders, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the selling security holder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act of 1934, as amended (the “Exchange Act”), by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling security holder for a violation of the Securities Act of 1933, as amended (the “Securities Act”), or the

Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part, or resulting from any other act or omission in connection with this offering of the warrants by the selling security holder or the shares of common stock issuable upon the exercise thereof would likely be barred.

Hedging arrangements relating to the warrants may affect the value of the common stock.

In order to hedge their positions, holders of the warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of these activities on the trading price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of the common stock.

Risks Related to Our Common Stock

Our share price may fluctuate.

The market price of our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects, the merger of Wachovia Corporation (“Wachovia”) into Wells Fargo & Company (the “Wachovia Merger”), future sales or acquisitions to which we are a party or future sales of our securities. Such risks may be affected by:

•	operating results that vary from the expectations of management, securities analysts, and investors;

•	developments in our business or in the financial sector generally;

•	regulatory, legislative and governmental policy changes affecting our industry generally or our business and operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions, and other material events by us or our competitors;

•	our ability to integrate the companies and the businesses that we acquire, including Wachovia;

•	changes in the credit, mortgage, and real estate markets, including the market for mortgage-related and other asset-backed securities; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Stock markets, in general, have experienced since late 2007, and continue to experience, significant price and volume volatility. The market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects. Increased volatility could result in a decline in the market price of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We regularly evaluate opportunities to access capital markets, taking into account our regulatory capital ratios, financial condition, strategic plans and other relevant considerations.

The issuance of additional shares of common stock or common equivalent securities in future equity offerings will dilute the ownership interest of our existing common stockholders. There can be no assurances that we will not in the future determine that it is advisable, or that we will not encounter circumstances where we determine it is necessary, to issue additional shares of common stock or common-equivalent securities or securities convertible into or exchangeable for common stock to fund strategic initiatives or other business needs or to build additional capital. We also expect to issue common stock from time to time under our employee benefit plans. The market price of our common stock could decline as a result of such offerings and other sales of a large block of shares of our common stock or similar securities in the market thereafter, or the perception that such sales could occur.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. We are incorporated in Delaware and governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. During times of financial or market stress, which may adversely impact earnings or alternative methods of raising capital, we may be required or may deem it prudent to reduce dividends on our common stock in order to build or conserve capital. In addition, there may be legislative or regulatory developments resulting in enhanced supervisory standards that could impact our dividend policies in the future. Furthermore, holders of our common stock are subject to the prior dividend rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors, including holders of any preferred stock. As of March 31, 2010, we had $199.9 billion of outstanding long-term debt, the aggregate liquidation preference of all our outstanding preferred stock was $9.5 billion and the aggregate liquidation preference of the preferred stock authorized and which may be issued in the future pursuant to certain stock purchase contracts entered into in connection with the issuance of preferred purchase securities by certain of our wholly owned trust subsidiaries was $6.75 billion. Our common stock will also be subordinated to our short-term debt. The terms of each of our outstanding series of preferred stock prohibit us from paying dividends with respect to our common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock have been paid.

If we are deferring payments on our outstanding junior subordinated debt securities or are in default under the indentures governing those securities, or if we are in arrears on the payment of dividends on our outstanding preferred stock, we will be prohibited from making distributions on our common stock.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if an event of default has occurred and is continuing under the applicable indenture, we are in default with respect to a guarantee payment under the guarantee of the related trust preferred securities or we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing. In addition, the terms of each of our outstanding series of preferred stock prohibit us from declaring or paying any dividends or distributions on our common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock have been paid.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our bank subsidiaries and other subsidiaries. As a result, our ability to make dividend payments on our common stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various regulatory and prudential supervisory restrictions, which may change from time to time, on the ability of our banking subsidiaries to pay dividends or make other payments to us. For additional information regarding the regulatory restrictions applicable to us and our subsidiaries, see “Item 1. Business—Regulation and Supervision” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference herein.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and the ability of our stockholders to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our common stock effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of Delaware law and of our certificate of incorporation and by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Additionally, our certificate of incorporation authorizes our board of directors to issue preferred stock, which could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders. The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act of 1956 requires any “bank holding company” (as defined in that Act) to obtain the approval of the Board of Governors of the Federal Reserve System (“Federal Reserve”) prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. Furthermore, under Delaware law, our board of directors can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire Wells Fargo on terms not approved by our board of directors.

The value of our common stock could be adversely affected to the extent we fail to realize the expected benefits of the Wachovia Merger.

As a result of the Wachovia Merger, the businesses of Wachovia and Wells Fargo are being integrated. It is possible that the continuing integration process could result in the loss of key Wachovia employees, the disruption of Wachovia’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect Wachovia’s ability to maintain relationships with customers and employees. As with any financial institution merger, there also may be disruptions that cause Wachovia to lose customers or cause customers to take deposits out of Wachovia’s banks.

Auction Process

The following describes the auction process used to determine the public offering price of the warrants. That process differs from methods traditionally used in other underwritten public offerings. The selling security holder and the underwriters will determine the public offering price and the allocation of the warrants in this offering by an auction process conducted by the auction agent. This auction process will involve a modified “Dutch auction” mechanism in which the auction agent (working with a number of other brokers) will receive and accept bids from bidders at either the minimum bid price of $6.50 or at price increments of $0.10 in excess of the minimum bid price. We may (but are not required to) bid in the auction process for some or all of the warrants. After the auction closes and those bids become irrevocable (which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time), the auction agent will determine the clearing price for the sale of the warrants offered hereby and, if the selling security holder chooses to proceed with the offering, the underwriters will allocate warrants to the winning bidders. The auction agent has reserved the right to round allocations to eliminate odd-lots. The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors—Risks Related to the Auction Process” beginning on page S-5.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or one of the other brokers that is a member of the broker network (collectively, “network brokers”). Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. If you wish to bid in the auction and do not have an account with the auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction (which may be difficult to do before the submission deadline) or contact your existing broker and request that it submit a bid through the auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agent, as described below under “—The Auction Process—The Bidding Process.”

Because the warrants are complex financial instruments for which there is no established trading market, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. Accounts at the auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

The auction agent or network brokers may require bidders (including any brokers that may be bidding on behalf of their customers) to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agent and the network brokers, upon request, will provide certain information to you in connection with this offering, including this prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids. Additionally, you should understand that:

•

before submitting a bid in the auction, you should read this prospectus supplement, including all the risk factors, and the accompanying prospectus and the documents incorporated herein and therein by reference;

•

the minimum bid price was agreed by the auction agent and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that Treasury and the auction agent considered in determining the minimum bid price;

•

if bids are received for 100% or more of the offered warrants, the public offering price will be set at the clearing price (unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined);

•

if bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may (but is not required to) sell, at the minimum bid price in the auction process (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing, and that in such a case if the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation;

•	if bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering;

•	if there is little or no demand for the warrants at or above the clearing price once trading begins, the price of the warrants will decline;

•

we will be allowed (but are not required) to bid in the auction and, if we do participate, we will not receive preferential treatment of any kind and would participate on the same basis as all other bidders, except that we are required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted;

•

the liquidity of any market for the warrants may be affected by the number of warrants that the selling security holder elects to sell in this offering and the number of warrants, if any, that we purchase in the auction process, and the price of the warrants may decline if the warrants are illiquid;

•

the auction agent has the right to reconfirm any bid at its discretion by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers (although the auction agent is under no obligation to reconfirm bids for any reason). If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn, but alternatively may in its discretion choose to accept any such bid even if it has not been reconfirmed;

•	the auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or otherwise adverse effect on the auction process or this offering; and

•

the auction agent will not provide bidders (including us) with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

None of the underwriters, the selling security holder or we have undertaken any efforts to qualify the warrants for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the warrants in the offering for a number of reasons described below. You should consider all the information in this prospectus supplement and the accompanying prospectus in determining whether to submit a bid, the number of warrants you seek to purchase and the price per warrant you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction process: BB&T Capital Markets, a Division of Scott & Stringfellow, LLC, Blaylock Robert Van, LLC, BMO Capital Markets

Corp., Cabrera Capital Markets, LLC, Cantor Fitzgerald & Co., CastleOak Securities. L.P., CL King & Associates, D.A. Davidson & Co., California Fina Group, Inc. (d/b/a: Finacorp Securities), Girard Securities, Inc., Guzman & Company, Jefferies & Company, Inc., Joseph Gunnar & Co. LLC, Keefe, Bruyette & Woods, Inc., Lebenthal & Co., LLC, Lighthouse Financial, Loop Capital Markets LLC, M.R. Beal & Company, MFR Securities, Inc., Maxim Group, LLC, Samuel A. Ramirez & Company, Inc., Sandler O’Neill & Partners, L.P., Sanford C. Bernstein & Co., LLC, Second Market, Inc., Muriel Siebert & Co., Inc., SL Hare Capital, Inc., Stifel, Nicolaus & Company, Incorporated, Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities Inc., The Williams Capital Group, L.P., WR Hambrecht + Co., LLC and Zions Direct, Inc. The network brokers will not share in any underwriting discounts or fees paid by the selling security holder in their capacity as network brokers in connection with the offering of the warrants but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agent will conduct the auction process:

General

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The auction process will commence at 8:00 a.m., New York City time, on the date specified by the auction agent via press release prior to the opening of the equity markets on such day, and will end at 6:30 p.m. on that same day (the “submission deadline”). Unless you submit your bids through the auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agent believes may interfere with the auction process, the auction agent may (in consultation with the selling security holder) decide to extend or cancel and reschedule the auction. The auction agent and the network brokers will advise bidders of any such decision to extend or cancel and reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation. We are permitted (but are not required) to bid in the auction in the manner described in the last bullet point under “—The Bidding Process” below.

•	During the auction period, bids may be placed at any price (in increments of $0.10) at or above the minimum bid price of $6.50 per warrant.

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The auction agent and the network brokers will contact potential investors with information about the auction process and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum size of any bid is 100 warrants.

The Bidding Process

•	The auction agent and the network brokers will only accept bids in the auction at the minimum bid price and above the minimum bid price at increments of $0.10.

•

No maximum price or auction price range has been established in connection with the auction process, which means that there is no ceiling on the price per warrant that you or any other bidder can bid in the auction process. If you submit a market bid (i.e., a bid that specifies the number of warrants you are willing to purchase without specifying the price you are willing to pay), that bid will be treated as a bid at the highest price received from any bidder in the auction.

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Once the auction begins, you may submit your bids either directly through the auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agent as single bids at each price increment by those brokers. Bids will only be accepted if they are made on an unconditional basis (i.e., no “all-or-none” bids will be accepted).

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of warrants that you are interested in purchasing;

•	the price per warrant you are willing to pay; and

•

any additional information that may be required to enable the auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of warrants to you.

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You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of warrants. Consequently, the sum of your bid sizes should be no more than the total number of warrants you are willing to purchase. In addition, the auction agent may impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), although the auction agent is under no obligation to do so or to reconfirm bids for any reason.

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At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of warrants bid for or the price bid per warrant and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

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Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of warrants.

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A bid received by the auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline (or any deadline imposed by a network broker, if you are bidding through a network broker). Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

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If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or otherwise adverse effect on the auction process or this offering.

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The auction agent will not provide bidders (including us) with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

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The auction agent or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agent or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the warrants allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

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We will be allowed (but are not required) to bid in the auction process. If we decide to bid, we will not receive preferential treatment of any kind and would participate on the same basis as all other bidders, except that we are required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted. You will not be notified by either the auction agent, the network brokers or the selling security holder whether we have bid in the auction process or, should we elect to participate in the auction process, the terms of any bid or bids we may place. We will be required to submit any bids we make through the auction agent. The submission of issuer bids may cause the clearing price in the auction process to be higher than it would otherwise have been absent such bids.

Pricing and Allocation

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The auction agent will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders (including us). Bidders whose bids are accepted will be informed about the result of their bids.

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If valid, irrevocable bids are received for all or more of the warrants being offered, the clearing price will equal the highest price in the auction process at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of warrants being offered.

•	If valid, irrevocable bids are received for at least 50% but less than 100% of the warrants being offered, the clearing price will equal the minimum bid price.

•	Unless the selling security holder decides not to sell any warrants or as otherwise described below, all warrants will be sold to bidders at the clearing price.

•	If the number of warrants for which bids are received in the auction process is:

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100% or more of the number of warrants offered in this offering as disclosed on the cover of this prospectus supplement (the “Number of Offered Warrants”), then all warrants sold in the offering will be sold at the clearing price (although the selling security holder could, in its discretion, decide to refrain from selling any warrants in this offering after the clearing price has been determined);

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50% or more but less than 100% of the Number of Offered Warrants, then the selling security holder may, but will not be required to, sell, at the clearing price (equal to the minimum bid price) as many warrants as it chooses to sell up to the number of bids received in the auction; provided that if it chooses to sell any warrants in such a case it will sell a number of warrants equal to at least 50% of the Number of Offered Warrants; or

•	less than 50% of the Number of Offered Warrants, then the selling security holder will not sell any warrants in this offering.

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Promptly after the auction agent determines the clearing price, it will communicate that clearing price to the selling security holder. The selling security holder may decide not to sell any warrants after the clearing price is determined. Once the selling security holder confirms its acceptance of the clearing price (and, in the case where bids are received for fewer than 100% of the warrants being offered, the number of warrants to be sold), the auction agent will confirm allocations of warrants to its clients and the network brokers. The underwriters will sell all warrants at the same price per warrant.

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If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of warrants to be allocated at the bidding increment equal to the clearing price by the number of warrants represented by bids at that bidding increment. Each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. In other words, each bid, not just those at the lowest price increment, will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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After the selling security holder confirms its acceptance of the clearing price (and, in the case where bids are received for fewer than 100% of the warrants being offered, the number of warrants to be sold), the auction agent and each network broker that has submitted bids will notify you, in the event your bids have been accepted, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted. They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

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The clearing price and number of warrants being sold are expected to be announced via press release prior to the opening of the equity markets on the business day following the end of the auction process. The price will also be included in the notice of acceptance and confirmation of sale that will be sent to successful bidders, and will also be included in the final prospectus supplement for this offering.

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Sales to investors bidding directly through the auction agent will be settled via their accounts with Deutsche Bank Securities, while sales through network brokers will be settled through your account with the broker through which your bid was submitted.

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If you submit successful bids, you will be obligated to purchase the warrants allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once an underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the warrants that are finally allocated to you, at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase warrants.

Auction Process Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

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Potential Request for Reconfirmation. The auction agent may ask you to reconfirm your bid at its discretion by directly contacting you (or your broker, if you submitted your bid through a broker other than the auction agent), although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Additional Information Conveyed by Free Writing Prospectus. Notification that additional information relating to this offering is available in a free writing prospectus.

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Notice of Acceptance. Notification as to whether any of your bids are successful and have been accepted. This notification will include the final clearing price. If your bids have been accepted, you will be informed about the results of the auction process.

Use of Proceeds

The warrants offered by this prospectus supplement are being sold for the account of the selling security holder named in this prospectus supplement. Any proceeds from the sale of these warrants will be received by the selling security holder for its own account, and we will not receive any proceeds from the sale of any of the warrants offered by this prospectus supplement.

The Warrants

The following is a brief description of the terms of the warrants being sold by the selling security holder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and warrant agreement, copies of which are available upon request from us or the auction agent.

Common Stock Subject to the Warrants

Each warrant initially represents the right to purchase one share of our common stock. The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “—Adjustments to the Warrants.”

Exercise of the Warrants

The initial exercise price applicable to each warrant is $34.01 per share of common stock for which the warrant may be exercised. All or any portion of the warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on October 28, 2018 by surrender to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price will be paid by the withholding by us of a number of shares of common stock issuable upon exercise of the warrants equal to the value of the aggregate exercise price of the warrants so exercised, determined by reference to the market price of our common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. The exercise price cannot be paid in cash. The exercise price applicable to the warrants is subject to adjustment described below under the heading “—Adjustments to the Warrants.” So long as the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the warrants.

Upon exercise of the warrants, the remaining shares of common stock issuable upon exercise will be issued by our transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder (or the relevant participant of The Depository Trust Company (“DTC”) for the benefit of such warrantholder) through DTC’s DWAC system, or otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. We will not issue fractional shares upon any exercise of the warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the market price of our common stock on the date of exercise of the warrants for any fractional share that would have otherwise been issuable upon exercise of the warrants. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of our common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any taxes, liens and charges in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

We have applied to list the shares of common stock issuable upon the exercise of the warrants on the NYSE.

Rights as a Stockholder

The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until (and then only to the extent) the warrants have been exercised.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of our common stock issuable upon exercise of each warrant (the “warrant shares”) and the exercise price will be adjusted upon occurrence of certain events as follows.

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In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If we declare and pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or subdivide or reclassify the outstanding shares of our common stock into a smaller number of shares, the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of our common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

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In the case of cash dividends or other distributions. If we fix a record date for making a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our common stock and other dividends or distributions referred to in the preceding bullet point), the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our common stock on the last trading day preceding the first date on which our common stock trades regular way on the principal national securities exchange on which our common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our common stock (such subtracted amount and/or fair market value, the “per share fair market value”) divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares deliverable upon exercise of a warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the per share fair market value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

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In the case of a pro rata repurchase of common stock. A “pro rata repurchase” is defined as any purchase of shares of our common stock by us or an affiliate of ours pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. If we effect a pro rata repurchase of our common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of our common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our common stock so repurchased and (ii) the market price per share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to this adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a warrant will be made pursuant to this adjustment provision. The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer which is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or exchange offer.

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In the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of our stockholders (any such transaction, a “business combination”) or a reclassification of our common stock. In the event of any business combination or a reclassification of our common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive shares of our common stock upon exercise of a warrant will be converted into the right to exercise that warrant to acquire the number of shares of stock or other securities or property (including cash) which our common stock issuable (at the time of such business combination or reclassification) upon exercise of such warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a warrant following the consummation of such business combination, if the holders of our common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of our common stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount to be withheld by us as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by us for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time.

Neither the exercise price nor the number of shares issuable upon exercise of a warrant will be adjusted in the event of a change in the par value of our common stock or a change in our jurisdiction of incorporation. If an adjustment in the exercise price made in accordance with the adjustment provisions above would reduce the exercise price to an amount below the par value of our common stock, then that adjustment will reduce the exercise price to that par value.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of shares issuable upon exercise of the warrants will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of our common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a share of our common stock, or more, or on exercise of a warrant if that occurs earlier.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular quarterly cash dividend on shares of our common stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time). Ordinary cash dividends will not include any cash dividends paid subsequent to October 28, 2008 to the extent the aggregate per share dividends paid on our outstanding common stock in any quarter exceed $0.34, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by us for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by us for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time. For the purposes of determining the market price of our common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

Any warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of such warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant described above), (ii) that would shorten the time period during which the warrants are exercisable or (iii) that would change in a manner adverse to such warrantholder the terms of the adjustment provisions in the warrant described above.

Description of the Warrant Agreement

Under the warrant agreement, Wells Fargo Bank, National Association is appointed as the warrant agent to act on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the warrants and is required to maintain a registry recording the names and addresses of all registered holders of warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

The warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with, or on behalf of, DTC, and will be registered, at the request of DTC, in the name of Cede & Co., in each case for credit to the account of a direct or indirect participant in DTC. For a description of book-entry procedures and settlement mechanics generally applicable to securities held through DTC participants, see “—Book-Entry, Delivery and Form” below. Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed within 90 days), (ii) we, in our sole discretion, notify the warrant agent of our election to issue warrants in definitive form under the warrant agreement or (iii) we have been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Book-Entry, Delivery and Form

The warrants may be issued as global warrants and deposited with a depositary. The following is a summary of the depositary arrangements applicable to warrants issued in permanent global form and for which DTC will act as depositary (the “global warrants”).

Each global warrant will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global warrants will not be exchangeable for certificated warrants.

We have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Beneficial interests in the warrants will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global warrants through DTC. Investors may hold their interests in the global warrants directly if they are DTC participants or indirectly through organizations that are DTC participants.

So long as DTC or its nominee is the registered owner of a global warrant, DTC or its nominee, as the case may be, will be considered the sole owner and warrant holder represented by that global warrant for all purposes of the warrants. Owners of beneficial interests in the warrants will not be entitled to have warrants registered in their names, will not receive or be entitled to receive physical delivery of the warrants in definitive form and will not be considered owners or warrant holders under the warrant agreement. Accordingly, each person owning a beneficial interest in a global warrant must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a warrant holder. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global warrant.

DTC has advised us that upon the issuance of a global warrant and the deposit of that global warrant with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the number of warrants represented by that global warrant to the accounts of DTC participants.

Neither we nor our agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global warrant or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global warrant is exchangeable for certificated warrants registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global warrant or DTC ceases to be a “clearing agency” registered under the Exchange Act;

•	we determine in our discretion that the global warrant will be exchangeable for certificated warrants in registered form; or

•	we are adjudged bankrupt or insolvent, make an assignment for the benefit of our creditors or upon certain similar events.

Any global warrant that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated warrants in registered form. The registrar will register the certificated warrants in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global warrant.

Except as provided above, as an owner of a beneficial interest in a global warrant, you will not be entitled to receive physical delivery of warrants in certificated form and will not be considered a holder of warrants for any purpose. No global warrant will be exchangeable except for another global warrant of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global warrant.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global warrant desires to take any action which a holder is entitled to take under the warrant agreement, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global warrant will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global warrant. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the warrants will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Governing Law

The warrants and the warrant agreement will be governed by New York law.

Selling Security Holder

In October 2008, we issued to Treasury a warrant to purchase 110,261,688 shares of our common stock together with shares of our preferred stock pursuant to the Letter Agreement dated October 26, 2008 and the Securities Purchase Agreement—Standard Terms and Conditions attached thereto (the “Securities Purchase Agreement”). Treasury acquired the warrant and shares of our preferred stock as part of the Troubled Assets Relief Program (“TARP”). TARP was established pursuant to the Emergency Economic Stabilization Act (“EESA”), which was enacted into law on October 3, 2008 in response to the financial crisis. EESA requires the Secretary of the Treasury to acquire warrants in connection with certain purchases from a financial institution, subject to certain exceptions. The warrants being offered were acquired when Treasury acquired our preferred stock in October 2008. On December 23, 2009, we redeemed the preferred stock issued to Treasury. We are registering the warrants (and the shares of common stock issuable upon exercise of the warrants) offered by this prospectus supplement and the accompanying prospectus on behalf of Treasury as the selling security holder.

The following description of the selling security holder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection, and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living, and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the U.S., identifying and targeting the financial support networks of national security threats, and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the beneficial ownership of the warrants held as of May 18, 2010 by the selling security holder, the number of warrants being offered hereby, and information with respect to warrants to be beneficially owned by the selling security holder assuming all the warrants offered hereby are sold.

Selling security holder	Warrants beneficially owned prior to this offering	Warrants offered in this offering	Warrants beneficially owned after this offering
United States Department of the Treasury	110,261,688	110,261,688

The warrants currently are exercisable for 110,261,688 shares of our common stock, which represent approximately 2.1% of our common stock outstanding as of March 31, 2010. However, because the warrants must be exercised on a cashless basis, we will withhold from an exercising warrantholder a number of shares with a value equal to the aggregate exercise price as payment for the exercise of the warrants. The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of Warrants—Adjustments to the Warrants,” and cannot be determined at this time. Other than the warrants, Treasury does not own any of our equity securities.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by the selling security holder. Other than the Securities Purchase Agreement, we have no material contractual relationships with the selling security holder. Purchasers of the warrants will have no rights under the Securities Purchase Agreement.

Under the Securities Purchase Agreement, we have agreed to indemnify the selling security holder in connection with certain liabilities in connection with this offering, including any liabilities under the Securities Act. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants in connection with this offering. See “Risk Factors—Risks Related to the Warrants—The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited” above.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. At least one federal court has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part, or any other act or omission in connection with the offering to which this prospectus supplement relates, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part or resulting from any other act or omission in connection with the offering of the warrants or the shares of common stock issuable upon the exercise thereof likely would be barred.

Supplemental United States Federal Income Tax Considerations

This section describes the material United States federal income tax consequences of acquiring and owning the warrants and the common stock received pursuant to exercising the warrants. It applies to you only if you acquire the warrants in the offering and you hold your warrants and common stock as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns warrants and/or common stock as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the United States dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the warrants and/or common stock, the United States federal income tax treatment of a partner (or member) will generally depend on the status of the partner and the tax treatment of the partnership (or other entity). A partner in a partnership (or member of such other entity) holding the warrants and/or common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the warrants and common stock.

Please consult your own tax advisor concerning the consequences of owning the warrants and common stock in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a “U.S. holder” if you are a beneficial owner of a warrant and/or common stock and you are:

•	an individual who is a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a “non-U.S. holder” if you are a beneficial owner of a warrant and/or common stock that is not a U.S. holder and is not a partnership or other entity treated as a partnership for United States federal income tax purposes.

Ownership of Warrants

U.S. Holders

Sale of a Warrant

In general, if you are a U.S. holder of a warrant, you will recognize gain or loss upon the sale of the warrant in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the warrant. Your initial tax basis in a warrant will be the purchase price. Gain or loss attributable to the sale of a warrant will generally be capital gain or loss. Long-term capital gains recognized by an individual are generally taxed at preferential rates. The deductibility of capital losses is subject to limitation.

Exercise of the Warrants

The tax consequences of the exercise of a warrant that requires a cashless exercise are not clear. We expect that the warrants will be treated for U.S. federal income tax purposes as an option to receive a variable number of shares of our common stock on exercise with no exercise price. Alternatively, the exercise of the warrants could be treated as a recapitalization. In either case, a U.S. Holder generally will not recognize gain or loss upon exercise of a warrant except with respect to any cash received in lieu of a fractional share. A U.S. Holder will have a tax basis in the shares of our common stock received upon the exercise of a warrant equal to its tax basis in the warrant, less any amount attributable to any fractional share. The initial tax basis in a warrant of a U.S. Holder is the purchase price of the warrant. If the warrant is treated as an option to receive a variable number of shares of common stock, the holding period of common stock received upon the exercise of a warrant will commence on the day the warrant is exercised. If the exercise is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the U.S. Holder’s holding period for the warrant.

Despite the foregoing, the Internal Revenue Service could take the position that the exercise of the warrants constitutes a taxable exchange resulting in gain or loss. The amount of gain or loss recognized on such deemed exchange and its character as short-term or long-term would depend on the position taken by the IRS regarding the nature of that exchange. If the IRS takes the position that the U.S. Holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrant, the amount of gain or loss will be the difference between that exercise price and such U.S. Holder’s basis attributable to the warrants or shares of our common stock deemed to have been sold. If the U.S. Holder is treated as selling warrants, such U.S. Holder would have long-term capital gain or loss if it has held the warrants for more than one year. Long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. If the U.S. Holder is treated as selling underlying shares of our common stock, such U.S. Holder would have short-term capital gain or loss. In either case, a U.S. Holder of a warrant would also recognize gain or loss in respect of the cash received in lieu of a fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. Holder’s tax basis attributable to such fractional share. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Alternatively, if the U.S. holder is treated as exchanging the warrants for shares of our common stock received on exercise, the amount of gain or loss will be the difference between the fair market value of our common stock and cash in lieu of fractional shares received on exercise and the holder’s basis in the warrants. In that case, the U.S. Holder would have long-term capital gain or loss if it has held the warrants for more than one year and such U.S. Holder will have a tax basis in the shares of our common stock received equal to their fair market value. Long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates.

Expiration of the Warrants

Upon the expiration of the warrants, a U.S. holder will recognize a loss equal to the adjusted tax basis of the warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the warrant has been held for more than one year on the date of expiration. The ability to deduct capital losses is subject to limitations.

Adjustments under the Warrants

Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased is subject to adjustment from time to time upon the occurrence of certain events. Under section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a warrant holder may be treated as a distribution with respect to any U.S. holder of warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain future circumstances which may or may not occur, such an adjustment pursuant to the terms of the warrants may be treated as a taxable distribution to the warrant holder to the extent of our current or accumulated earnings and profits, without regard to whether the warrant holder receives any cash or other property. In the event of such a taxable distribution, a U.S. holder’s basis in its warrants will be increased by an amount equal to the taxable distribution.

The rules with respect to adjustments are complex and U.S. holders of warrants should consult their own tax advisors in the event of an adjustment.

Non-U.S. Holders

If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition or upon the exercise of your warrants unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

we are or have been a United Sates real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition or exercise, more than 5% of our common stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. We have not been, are not and do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

To the extent an adjustment to the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased constitutes a taxable distribution as described under “—U.S. Holders—Adjustments under the Warrants,” a non-U.S. holder will be taxed as described under “—Ownership of Common Stock—Non-U.S. Holders—Taxation of Dividends.” If withholding tax applies, such tax may be set off against shares of our common stock to be delivered upon the exercise of warrants.

Ownership of Common Stock

U.S. Holders

Taxation of Dividends

In general, distributions with respect to our common stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder in tax years beginning before January 1, 2011 will qualify for taxation at special rates if the non-corporate U.S. holder meets certain holding period and other applicable requirements.

Taxation of Capital Gains

Upon the sale or other disposition of our common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in our common stock. Such capital gain or loss will generally be long-term if your holding period in respect of such common stock is more than one year. For a discussion of your holding period in respect of common stock received upon exercising the warrants, see above under “—Ownership of Warrants—U.S. Holders—Exercise of the Warrants.” Long-term capital gains recognized by an individual are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Taxation of Dividends

Except as described below, if you are a non-U.S. holder of our common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate (or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate). Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying the status of each beneficiary of the estate or trust as) a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person, and

•	the dividends are effectively connected with your conduct of a trade or business within the U.S. and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate).

Taxation of Capital Gains

If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of common stock or warrants unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our Common Stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate). We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Backup Withholding and Information Reporting

If you are a U.S. holder of our common stock or warrants, you will be subject to information reporting with respect to any dividend payments by us to you and proceeds of the sale or other disposition by you of our common stock or warrants, unless you are an exempt recipient and appropriately establish that exemption. In addition, such payments will be subject to U.S. federal backup withholding tax unless you supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements (other than certain information reporting required on withholding tax on Form 1042-S) with respect to:

•	dividend payments, and

•	the payment of the proceeds from the sale of common stock or warrants effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption (such as your corporate status).

Payment of the proceeds from the sale of common stock or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock or warrants that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock or warrants will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service. Payments subject to U.S. withholding tax will not also be subject to U.S. backup withholding tax.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the warrants. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many Plans. Special caution should be exercised, therefore, before the warrants (or the acquisition of our common stock upon exercise of the warrants) are purchased by a Plan. An investment in the warrants or the acquisition of our common stock upon exercise of the warrants by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the common stock is acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of common stock. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of warrants or common stock or any interest therein will be deemed to have represented by its purchase of the warrants or common stock pursuant thereto that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the warrants or common stock pursuant thereto on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase of the warrants or common stock pursuant thereto will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing and exercising warrants on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of warrants have exclusive responsibility for ensuring that their purchase, holding and exercise of warrants do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws.

Underwriting

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from the selling security holder the following respective number of warrants at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Number of warrants
Deutsche Bank Securities Inc.
Cabrera Capital Markets, LLC
Lebenthal & Co., LLC
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
Sandler O’Neill & Partners, L.P.
WR Hambrecht + Co., LLC
Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the warrants offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the warrants the selling security holder determines to sell, if any are purchased. The number of warrants that the selling security holder may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process—The Auction Process—Pricing and Allocation.”

The underwriters plan to offer the warrants for sale pursuant to the auction process described above under “Auction Process.” Warrants sold by the underwriters to the public will be sold at the clearing price determined through that auction process. During the auction period, bids may be placed at any price (in increments of $0.10) at or above the minimum bid price of $6.50 per warrant. The offering of the warrants by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. As described under “Auction Process,” the selling security holder may decide not to sell any warrants in the auction process, regardless of the clearing price set in the auction process.

The underwriting discounts and commissions are as follows: (1) 1.4% of the public offering price per warrant with respect to the first $200,000,000 of gross proceeds of the offering of the warrants plus (2) 0.9% of the public offering price per warrant with respect to gross proceeds of the offering of the warrants in excess of $200,000,000; provided that if the aggregate underwriting discount for all warrants sold would be less than $150,000, the percentage of the underwriting discount shall be increased such that the aggregate underwriting discount is equal to $150,000. The selling security holder has agreed to pay the underwriters the following discounts and commissions:

Per Warrant	$
Total	$

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $550,000.

We have agreed to indemnify the several underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Each of our executive officers and directors has agreed, subject to certain specified exceptions, not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any warrants or shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of the warrants or our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of Deutsche Bank Securities. Any such consent may be given at any time without public notice. We have entered into a similar agreement with the representative of the underwriters with respect to the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, which can only be waived with the prior written consent of Deutsche Bank Securities, except that without such consent we may among other things (i) issue common stock or securities convertible into or exchange for common stock in connection the exercise of options, warrants and securities outstanding on the date hereof, (ii) sell or distribute equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or S-8 (or any successor form), (iii) grant and issue shares of equity securities and/or options or other rights in respect thereof pursuant to stock-based compensation or incentive plans, (iv) issue common stock in connection with dividend reinvestment plans, or employee stock purchase plans and (v) issue common stock in connection with any court order or decree. The Securities Purchase Agreement with the selling security holder contains similar but more restrictive lock-up provisions. There are no agreements between either Deutsche Bank Securities or the selling security holder and us or any of our stockholders or affiliates releasing us or them from these lock-up agreements prior to the expiration of the 45-day period.

The warrants have no established trading market. We have applied to list the warrants on the NYSE. The underwriters may make a market in the warrants after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the warrants or that an active public market for the warrants will develop.

In connection with this offering and any subsequent market-making activities, the underwriters may purchase and sell warrants or common stock in the open market. These transactions may include stabilizing transactions, which consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering, or other purchases. In addition, the underwriters may engage in short sales and purchases to cover positions created by short sales in connection with any market-making activities. Short sales would involve the sale by the underwriters of a greater number of securities than they then hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions and purchases to cover a short position, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the warrants, and may stabilize, maintain or otherwise affect the market price of the warrants or the common stock. As a result, the price of the warrants or the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Certain of the underwriters and their respective affiliates have, from time to time, provided, and may in the future provide, various investment banking and financial advisory services to us and to the selling security holder, for which they received or will receive customary fees and expenses. Deutsche Bank Securities has agreed to provide various services to Treasury in connection with sales of the warrants of certain financial institutions (as defined in the EESA) in connection with offerings of those warrants to be conducted as public auctions, pursuant to which Deutsche Bank Securities is entitled to an administrative fee of $250,000 and a minimum commitment fee of up to $10 million for services performed during the two-year commitment period (subject to reduction by the amount of any underwriting compensation received by Deutsche Bank Securities in connection with completed auctions). The commitment fee (as so reduced) generally is payable only at the end of that two-year period.

Australia

This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

a.	you confirm and warrant that you are either:

i.	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia (“Corporations Act”);

ii.	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

iii.	a person associated with the company under section 708(12) of the Corporations Act; or

iv.	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act,

and, to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance.

b.	you warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Austria

This document serves marketing purposes and constitutes neither an offer to sell nor a solicitation to buy any securities. There is no intention to make a public offer in Austria. Should a public offer be made in Austria, a prospectus prepared in accordance with the Austrian Capital Market Act will be published.

The shares of common stock may only be offered in the Republic of Austria in compliance with the provisions of the Austrian Capital Market Act and any other laws applicable in the Republic of Austria governing the offer and sale of the shares of common stock in the Republic of Austria. The shares of common stock are not registered or otherwise authorized for public offer under the Capital Market Act or any other relevant securities legislation in Austria. The recipients of this Prospectus and other selling materials in respect to the shares of common stock have been individually selected and identified before the offer being made and are targeted exclusively on the basis of a private placement. Accordingly, the shares of common stock may not be, and are not being, offered or advertised publicly or offered similarly under either the Capital Market Act or any other relevant securities legislation Austria. This offer may not be made to any other persons than the recipients to whom this document is personally addressed. This Prospectus and other selling materials in respect to the shares of common stock may not be issued, circulated or passed on in Austria to any person except under circumstances neither constituting a public offer of, nor a public invitation to subscribe for, the shares of common stock. This Prospectus has been issued to each prospective investor for its personal use only. Accordingly, recipients of this Prospectus are advised that this Prospectus and any other selling materials in respect to the shares of common stock shall not be passed on by them to any other person in Austria.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) no underwriter has made or will make an offer of securities described in this prospectus to the public in that Relevant Member State, except that an underwriter may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

•	in any other circumstances falling within Article 3 of the EU Prospectus Directive;

provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression European Union Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

France

This prospectus supplement has not been prepared in the context of a public offering of securities in France (appel public à l’épargne) within the meaning of Article L.411-1 and seq. of the French Code monétaire et financier and Articles 211-1 and seq. of the Autorité des marchés financiers (“AMF”) regulations and has therefore not been submitted to the AMF for prior approval or otherwise. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this prospectus supplement nor any other offering material relating to the securities has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except only to persons licensed to provide the investment service of portfolio management for the account of third parties and/or to “qualified investors” (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) and/or to a limited circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) on the condition that no such Offering Memorandum nor any other offering material relating to the securities shall be delivered by then to any person nor reproduced (in whole or in part). Such “qualified investors” are notified that they must act in that connection for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

Germany

Any offer or solicitation of shares of common stock within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the approval of the prospectus and prospectus supplement by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus supplement has not been and will not be submitted for approval to the BaFin. This prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to the shares of common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of the shares of common stock to the public in Germany, any public marketing of the shares of common stock or any public solicitation for offers to subscribe for or otherwise acquire the shares of common stock. The prospectus and other offering materials relating to the offer of the shares of common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Italy

The offering of the shares of common stock has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”), in accordance with Italian securities legislation. Accordingly, the shares of common stock may not be offered or sold, and copies of this offering document or any other document relating to the shares of common stock may not be distributed in Italy except to Qualified Investors, as defined in Article 2, paragraph 2, letter e), (i), (ii) and (iii) of EU Directive 2003/71/EC or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the “Consolidated Financial Act”) or CONSOB Regulation no. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”) applies, including those provided for under Article 100 of the Finance Law and Article 33 of the Issuers Regulation, and provided, however, that any such offer or sale of the shares of common stock or distribution of copies of this offering document or any other document relating to the shares of common stock in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the shares of common stock, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Japan

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

The shares of common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares of common stock have not been registered with the Financial Supervisory Commission of Korea for public offering in Korea. Furthermore, the shares of common stock may not be re-sold to Korean residents unless the purchaser of the shares of common stock complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the shares of common stock.

Malaysia

The offer of shares in Malaysia constitutes or relates to an “excluded offer,” “excluded invitation” or “excluded issue” pursuant to Section 229 and Section 230 of the Capital Markets and Services Act 2007 and as a consequence: (i) no prospectus is required to be registered with the Securities Commission of Malaysia; (ii) any document(s) which purport to describe the business and affairs of Wells Fargo & Company (the issuer) in respect of the offer or issue of shares will constitute an information memorandum; and (iii) a copy of the information memorandum is required to be deposited by Wells Fargo & Company with the Securities Commission of Malaysia within seven days after it is first issued in Malaysia.

The distribution in Malaysia of this prospectus supplement (“Documents”), constituting the information memorandum, is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of the Documents. The Documents do not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the Securities Commission or registration of a prospectus with the Securities Commission in Malaysia under the Capital Markets and Services Act 2007.

The Netherlands

The shares of common stock may not, directly or indirectly, be offered or acquired in the Netherlands and this offering memorandum may not be circulated in the Netherlands, as part of an initial distribution or any time thereafter, other than to individuals or (legal) entities who or which qualify as qualified investors within the meaning of Article 1:1 of the Financial Supervision Act (Wet op het financieel toezicht) as amended from time to time.

People’s Republic of China

This offering memorandum has not been and will not be circulated or distributed in the People’s Republic of China, or PRC. None of the securities have been offered or sold, and will not be offered or sold, directly or indirectly, to any person for re-offering or resale to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Hong Kong, Macau and Taiwan.

Poland

This document and any related documents have not been approved in Poland and may not be, by any means or in any manner, distributed or circulated or communicated to, and the securities may not be offered or sold to, any member of the public in Poland other than qualified investors defined in Art. 8 of the Act of 29 July 2005 on Public Offers and the Conditions of Introducing Financial Instruments to an Organized Trading System and on Public Companies, or investors each of whom acquires securities whose value, as calculated according to their issue or sale price, is not less than €50,000 or the Polish Zloty equivalent calculated on the basis of the average euro exchange rate published by the National Bank of Poland on the pricing date.

No permit has been obtained from the Polish Financial Supervisory Commission (the “FSC”) in relation to the issue of the common stock nor has the issue of the common stock been notified to the FSC in accordance with applicable procedures. Accordingly, the common stock may not be publicly offered Poland, as defined in the Polish Act on Public Offerings and on the Conditions of Introducing Financial Instruments to an Organized Trading System and on Public Companies of 29 July 2005 (as amended) as an offering to sell or purchase of securities, made in any form and by any means, if the offering is directed at 100 or more people or at an unnamed addressee (a Public Offering). Each Investor confirms that it is aware that no such permit has been obtained nor such notification made, and represents that it has not offered, sold or delivered and shall not offer, sell or deliver the common stock in Poland in the manner defined as a Public Offering as part of their initial distribution or otherwise to residents of Poland or in Poland. Each Investor acknowledges that the acquisition and holding of the common stock by residents of Poland may be subject to restrictions imposed by Polish law (including foreign exchange regulations), and that the offers and sales of the common stock to Polish residents or in Poland in secondary trading may also be subject to restrictions.

Singapore

The offer or invitation which is the subject of this document is only allowed to be made to the persons set out herein. Moreover, this document is not a prospectus as defined in the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) and accordingly, statutory liability under the SFA in relation to the content of this document will not apply.

As this document has not been and will not be lodged with or registered as a document by the Monetary Authority of Singapore, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common stock are subscribed or purchased under Section 275 of the SFA by a relevant person who is:

(a)	a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the common stock under Section 275 of the SFA except:

(1)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(2)	where no consideration is given for the transfer; or

(3)	by operation of law.

By accepting this document, the recipient hereof represents and warrants that he is entitled to receive such report in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Spain

Neither our securities nor this offering memorandum have been approved or registered in the administrative registries of the Spanish National Securities Exchange Commission (Comision Nacional del Mercado de Valores). Accordingly, the securities may not be offered in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of articles 30bis of the Spanish Securities Market Law of 29 July 1988 (Ley 24/1988, de 28 de Julio, del Mercado de Valores), as amended and restated, and supplemental rules enacted thereunder.

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock of Wells Fargo & Company may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock of Wells Fargo & Company in Switzerland.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Legal Opinions

Mary E. Schaffner, Esq., who is our Senior Company Counsel, or another of our lawyers will issue an opinion about the legality of the warrants offered by this prospectus supplement. Ms. Schaffner owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Certain tax matters will be passed upon for us by Faegre & Benson LLP. Certain legal matters will be passed upon for the underwriters by Gibson Dunn & Crutcher (“Gibson Dunn”), San Francisco, California and Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”), New York, New York. Each of Gibson Dunn and Cleary Gottlieb represents us and certain of our subsidiaries in other legal matters.

PROSPECTUS

WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94163

(866) 249-3302

Debt Securities

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Securities Warrants

We may also issue common stock upon conversion, exchange or exercise of any of the securities listed above. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries and, unless otherwise specified in the applicable prospectus supplement, are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is dated June 4, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo and Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX, or the “trusts,” filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trusts may sell trust preferred securities or preferred purchase securities representing undivided beneficial interests in the trusts to the public and common securities representing undivided beneficial interests in the trusts to us in one or more offerings.

This prospectus provides you with a general description of the debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

When we refer to “Wells Fargo,” “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company” and “Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public

Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the later of (i) the time that we sell all the securities offered by this prospectus and (ii) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2008 (as amended by our Current Report on Form 8-K filed May 11, 2009), including information specifically incorporated by reference into our Form 10-K from our 2008 Annual Report to Stockholders and our definitive Proxy Statement for our 2009 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; and

•	Current Reports on Form 8-K filed January 2, 2009, as amended by Form 8-K/A filed on January 13, 2009, January 13, 2009, January 28, 2009, as amended by Form 8-K/A filed on January 28, 2009, February 12, 2009, February 27, 2009, March 6, 2009, March 30, 2009, April 7, 2009, April 9, 2009, April 13, 2009, April 22, 2009, May 4, 2009, May 6, 2009, May 7, 2009, May 11, 2009 and May 13, 2009.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

We are a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding commercial paper and other debt.

Until the net proceeds have been used, they will be invested in short-term securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

	Fiscal Year Ended December 31,					Quarter Ended March 31,
	2004	2005	2006	2007	2008	2008	2009
Ratio of Earnings to Fixed Charges:

Excluding interest on deposits	5.92	4.03	3.38	2.85	1.60	2.98	3.22
Including interest on deposits	3.68	2.51	2.01	1.81	1.33	1.98	2.50

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	5.92	4.03	3.38	2.85	1.50	2.98	2.17
Including interest on deposits	3.68	2.51	2.01	1.81	1.28	1.98	1.89

•	The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes and effects of changes in accounting principles) –

(net income from noncontrolling interests) +

                                   (fixed charges) – (capitalized interest)

(fixed charges)

•	The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

(income before income taxes and effects of changes in accounting principles) –

(net income from noncontrolling interests) +

                                   (fixed charges) – (capitalized interest)

(fixed charges) + (pretax earnings required to cover preferred stock dividends)

•	Pretax earnings required to cover preferred stock dividends are calculated as follows:

        preferred stock dividends

1 – (our effective income tax rate)

•	Fixed charges, excluding interest on deposits, consist of

•	interest on short-term borrowings and long-term debt,
•	amortization of debt expense,
•	capitalized interest, and
•	one-third of net rental expense, which we believe is representative of the interest factor.

•	Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

•	The preferred dividends, including accretion, were increased to amounts representing the pretax earnings that would be required to cover such dividend and accretion requirements.

We have included these computations in compliance with SEC regulations. However, we believe that the fixed charge ratios are not meaningful measures for our business due to two factors. First, even if our net income did not change, our ratios would decline if the proportion of our income that is tax-exempt increased. Conversely, our ratios would increase if the proportion of our income that is tax-exempt decreased. Second, even if our net income did not change, our ratios would decline if our interest income and interest expense increased by the same amount due to an increase in the level of interest rates. Conversely, our ratios would increase if our interest income and interest expense decreased by the same amount due to a decrease in the level of interest rates.

FOREIGN CURRENCY RISKS

You should consult your financial and legal advisors as to any specific risks entailed by an investment in securities that are denominated or payable in a currency other than the currency of the country in which you are resident or in which you conduct your business, which we refer to as your “home currency.” These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase of or holding of, or the receipt of payments on, these securities. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates And Exchange Controls May Affect Securities’ Value Or Return

General Exchange Rate And Exchange Control Risks. An investment in a security that is denominated or payable in currencies other than your home currency entails significant risks. These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities. These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation of the currency in which a security is payable against your home currency would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis.

There May Be Specific Exchange Rate Risks Applicable To Warrants And Purchase Contracts. Fluctuations in the rates of exchange between your home currency and other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be “in the money.”

We Have No Control Over Exchange Rates. Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect yields or payouts in your home currency for (i) securities denominated or payable in currencies other than your home currency, (ii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a currency differing from your home currency or where the value of the property underlying the warrants or purchase contracts is quoted in a currency other than your home currency and (iii) warrants or purchase contracts to purchase or sell foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any specified foreign currency. You will bear those risks.

Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency. Even if there are no actual exchange controls, it is possible that the specified currency for any security would not be available when payments of that security are due.

Alternative Payment Currency Used If Payment Currency Becomes Unavailable. Unless otherwise specified in the applicable prospectus supplement, if a payment currency is unavailable, we will make required payments in U.S. dollars on the basis of the market exchange rate. However, if the specified currency for any security is not available because the euro has been substituted for that currency, we will make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities—Interest and Principal Payments” below.

Currency Conversions May Affect Payments On Some Securities

The applicable prospectus supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange agent identified in the applicable prospectus supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value Of A New York Judgment Involving Non-U.S. Dollar Denominated Securities

The securities will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on any securities denominated in a foreign currency, such court would either enter a judgment in U.S. dollars based on the prevailing rate of exchange between the foreign currency and the U.S. dollar on the date such judgment is entered or enter judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

Additional risks specific to particular securities will be detailed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be issued under an indenture dated as of July 21, 1999 between us and Citibank, N.A., as senior trustee, referred to herein as the “senior indenture,” and the subordinated debt securities will be issued under an indenture dated as of August 30, 1999 between us and The Bank of New York Mellon Trust Company, National Association (as successor in interest to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago), as subordinated trustee, referred to herein as the “subordinated indenture.”

We have summarized the material terms and provisions of the senior and subordinated indentures in this section. We have also filed each of these indentures as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of these indentures so that you can more easily locate these provisions.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;
•	the date from which interest will accrue;
•	the record and interest payment dates for the debt securities;
•	the first interest payment date; and
•	any circumstances under which we may defer interest payments;

•	if the amount of principal or interest payable on the debt securities will be determined by reference to one or more securities, indices, exchange traded funds, commodities or currencies, or baskets comprised of any of the foregoing, or any other market measure, information as to such market measures;

•	any terms on which the debt securities may be optionally or mandatorily converted or exchanged into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or the exchange;

•	the place or places where:

•	we can make payments on the debt securities;
•	the debt securities can be surrendered for registration of transfer or exchange; and
•	notices and demands can be given to us relating to the debt securities and under the applicable indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” will not apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “—Book-Entry, Delivery and Form” will not apply to such global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than Wells Fargo Bank, N.A., one of our affiliates;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Exchange and Transfer

Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in Minneapolis, Minnesota or any other place of payment. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “—Book Entry,

Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

We will not be required to:

•	register the transfer of or exchange debt securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in Minneapolis, Minnesota maintained by us for that purpose. On the date of this prospectus, the paying agent for the debt securities issued under the indentures is Wells Fargo Bank, N.A., acting through its corporate trust office at 420 Montgomery Street, San Francisco, California 94163. We refer to Wells Fargo Bank, N.A., acting in this capacity for the debt securities, as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest or, in the case of an amortizing debt security, principal and interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the security register; or

•	by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in New York, New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York, which we refer to as the “market exchange rate.” If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent appointed by us unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. Unless otherwise specified in the applicable prospectus supplement, if the euro has been substituted for a specified currency, the debt securities will be redenominated in euro on a date determined by us, with a principal amount for each debt security equal to the principal amount of that debt security in the specified currency, converted into euro at the established rate (as defined below); provided that, if we determine after consultation with the paying agent that the then-current market practice in respect of redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions will be deemed to be amended so as to comply with such market practice and we will promptly notify the applicable trustee and the paying agent of such deemed amendment. The “established rate” means the rate for the conversion of the specified currency (including compliance with rules relating to rounding in accordance with applicable European Union regulations) into euro established by the Council of European Union pursuant to the Treaty establishing the European Communities, as amended by the Treaty on European Union. We will give 30 days’ notice of the redenomination date to the paying agent and the applicable trustee.

Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the applicable indenture.

Discount Debt Securities. Some debt securities may be considered to be issued with original issue discount, which in most cases must be included in income for U.S. federal income tax purposes at a constant yield. We refer to these debt securities as “discount notes.” See the discussion under “Certain U.S. Federal Income Tax Considerations” below. In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under “—Events of Default” below, the amount of principal due and payable on that debt security will be limited to:

•	the aggregate principal amount of the debt security multiplied by the sum of

•	its issue price, expressed as a percentage of the aggregate principal amount, plus

•	the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as any of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the proceeding sentence. The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and debt securities other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under “Certain U.S. Federal Income Tax Considerations” below. In addition, see the applicable prospectus supplement for any additional considerations applicable to these debt securities.

Certain Definitions. The following are definitions of certain terms we use in this prospectus when discussing principal and interest payments on the debt securities:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in New York, New York or Minneapolis, Minnesota, (b) for debt securities denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency, or (c) for debt securities denominated in Australian dollars, in Sydney, Australia, and (ii) for debt securities denominated in euro, that is also a TARGET Settlement Day.

The “depositary” means the depositary for global securities issued under an indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC.

“Euro LIBOR debt securities” means LIBOR debt securities for which the index currency is euros.

“London banking day” means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

References in this prospectus to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America. References in this prospectus to “euro” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended. References in this prospectus to “£,” “pounds sterling” or “sterling” are to the currency of the United Kingdom.

Fixed Rate Debt Securities

Each fixed rate debt security will bear interest from the date of issuance at the annual rate specified in the applicable prospectus supplement until the principal is paid or made available for payment. Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to fixed rate debt securities offered pursuant to this prospectus.

How Interest Is Calculated. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If A Payment Date Is Not A Business Day.”

When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the issue date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount Of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from and including the issue date or from and including the last interest payment date in respect of which interest has been paid or provided for, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If A Payment Date Is Not A Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to floating rate debt securities offered pursuant to this prospectus.

Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “base rate.” The base rate may be one or more of the following:

•	the CD rate;

•	the commercial paper rate;

•	EURIBOR;

•	the federal funds rate;

•	the federal funds (open) rate;

•	LIBOR;

•	the prime rate;

•	the Treasury rate;

•	the CMT rate; or

•	any other rate or interest rate formula specified in the applicable prospectus supplement.

Formula For Interest Rates. The interest rate on each floating rate debt security will be calculated by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating rate debt security, “index maturity” means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security. The “spread multiplier” is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security. The interest rate on any inverse floating rate debt security will also be calculated by reference to a fixed rate.

Limitations On Interest Rate. A floating rate debt security may also have either or both of the following limitations on the interest rate:

•	a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest reset period, which we refer to as the “maximum interest rate”; and/or

•	a minimum limitation, or floor, on the rate of interest that may accrue during any interest reset period, which we refer to as the “minimum interest rate.”

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, is 25% per annum on a simple interest basis. These limits do not apply to floating rate debt securities of $2,500,000 or more.

How Floating Interest Rates Are Reset. The interest rate in effect from the issue date to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the “initial interest rate.” The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.” The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

•

for federal funds rate debt securities, federal funds (open) rate debt securities and prime rate debt securities, the interest determination date will be on the business day prior to the interest reset date;

•	for CD rate debt securities, commercial paper rate debt securities and CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

•	for EURIBOR debt securities or Euro LIBOR debt securities, the interest determination date will be the second TARGET Settlement Day prior to the interest reset date;

•

for LIBOR debt securities (other than Euro LIBOR debt securities), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to the interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date;

•

for Treasury rate debt securities, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the interest reset date, the interest determination date will be that preceding Friday; and provided, further, that if Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the following business day; and

•

for debt securities with two or more base rates, the interest determination date will be the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable.

The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

In the detailed descriptions of the various base rates which follow, the “calculation date” pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date or, if that day is not a business day, the next business day, or (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

How Interest Is Calculated. Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If A Payment Date Is Not A Business Day.”

Unless otherwise specified in the applicable prospectus supplement, the calculation agent for any issue of floating rate debt securities will be Wells Fargo Bank, N.A., one of our affiliates. We may appoint a successor calculation agent with the written consent of the paying agent, which consent shall not be unreasonably withheld. Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate debt security. The calculation agent will notify the paying agent of each determination of the interest rate applicable to any floating rate debt security promptly after the determination is made.

For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

•

by 360, in the case of CD rate debt securities, commercial paper rate debt securities, EURIBOR debt securities, federal funds rate debt securities, federal funds (open) rate debt securities, LIBOR debt securities, except for LIBOR debt securities denominated in pounds sterling, and prime rate debt securities;

•	by 365 (or 366 if the last day of the interest period falls in a leap year), in the case of LIBOR debt securities denominated in pounds sterling; or

•	by the actual number of days in the year, in the case of Treasury rate debt securities and CMT rate debt securities.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 rounded up to .01.

When Interest Is Paid. We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the issue date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

If A Payment Date Is Not A Business Day. If any interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date, as the case may be.

Base Rates.

CD Rate Debt Securities. CD rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H. 15 (519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15 (519)”) under the heading “CDs (Secondary Market).”

The following procedures will be followed if the CD rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update,” for the interest determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement, under the caption “CDs (Secondary Market).”

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

•

If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

Commercial Paper Rate Debt Securities. Commercial paper rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for U.S. dollar commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable prospectus supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial.”

•

If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•

If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for the interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for interest is being calculated.

EURIBOR Debt Securities. EURIBOR debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI – The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Reuters 3000 Xtra Service (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is commonly referred to as “Reuters Page EURIBOR01,” as of 11:00 a.m., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•

If the above rate does not appear on Reuters Page EURIBOR01 on an interest determination date at approximately 11:00 a.m., Brussels time, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of €1 million that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, then the calculation agent, after consultation with us, will select four major banks in the Euro Zone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 a.m., Brussels time, on the applicable interest determination date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of €1 million.

•

If three quotations are not provided, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Euro-Zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds Rate Debt Securities. Federal funds rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service, which is commonly referred to as “Reuters Page FEDFUNDS1.”

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on the business day following that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us.

•

If fewer than three brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, none, the rate of interest payable will be the initial interest rate.

Federal Funds (Open) Rate Debt Securities. Federal funds (open) rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the federal funds (open) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds (open) rate” means, for any interest determination date, the federal funds rate on that date set forth opposite the caption “Open” as displayed on Reuters, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as “Reuters Page 5.”

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds (open) rate will be the rate on that interest determination date displayed on FFPREBON Index Page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate reported by Prebon Yamane, or any successor service, on Bloomberg.

•

If the above rate is not displayed on the FFPREBON Index Page on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York, New York, which may include the underwriters or agents for the debt securities and their affiliates, selected by the calculation agent, after consultation with us.

•

If fewer than three brokers selected by the calculation agent are not quoting as set forth above, the federal funds (open) rate for that interest determination date will be the federal funds (open) rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

LIBOR Debt Securities. LIBOR debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as “LIBOR,” and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The calculation agent will determine LIBOR for each interest determination date as follows:

•

“LIBOR” means, for any interest determination date, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.

•

If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time. If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest determination date, by three major banks in that principal financial center selected by the calculation agent for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “index currency” means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London Interbank rates for the applicable index currency.

Prime Rate Debt Securities. Prime rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15 (519) prior to 3.00 p.m., New York City time, on the related calculation date, under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the above rate is not published in H.15 (519) prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update, or any other recognized electronic source used for the purposes of displaying the applicable rate, under the heading “Bank Prime Loan.”

•

If the rate is not published in either H.15 (519) or the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date.

•

If fewer than four rates for that interest determination date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted or base lending rates furnished in New York City by three substitute major banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000), selected by the calculation agent, after consultation with us.

•

If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on the Reuters Monitor Money Rate Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Debt Securities. Treasury rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “Treasury rate” means:

•

the rate from the auction held on the applicable interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Reuters, or any successor service, on page USAUCTION 10 or any other page as may replace page USAUCTION 10 on that service, which we refer to as “Reuters Page USAUCTION 10,” or page USAUCTION 11 or any other page as may replace page USAUCTION 11 on that service, which we refer to as “Reuters Page USAUCTION 11”; or

•

if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

•

if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

•

if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent after consultation with us, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement; or

•

if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will be the Treasury rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

CMT Rate Debt Securities. CMT rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CMT rate” means, for any interest determination date, the rate displayed on the Designated CMT Reuters Page, as defined below, under the caption “… Treasury Constant Maturities … Federal Reserve Board Release H.15… Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that interest determination date, if the Designated CMT Reuters Page is FRBCMT; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

•	If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published in the relevant H.15(519).

•	If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a “reference dealer,” in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•	If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet point, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in New York, New York, selected using the same method described in the immediately preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain CMT rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable prospectus supplement, the Designated CMT Reuters Page will be FEDCMT, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable prospectus supplement, for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

Redemption and Repayment of Debt Securities

Optional Redemption By Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Optional Make-Whole Redemption of Debt Securities. If the applicable prospectus supplement provides that a series of debt securities is redeemable at our option and also provides for the payment of a redemption premium, the following provisions will apply unless otherwise specified in the applicable prospectus supplement. Upon redemption of such debt securities, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the remaining scheduled payments.

In determining the present values of the remaining scheduled payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus the spread specified in the applicable prospectus supplement.

The following terms are relevant to the determination of the redemption price:

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue. In determining this rate, we will assume a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.

“Independent investment banker” means each of the managing underwriters for the offering of the debt securities to be redeemed or their respective successors as may be appointed from time to time by the applicable trustee after consultation with us; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer.

“Comparable treasury price” means (A) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (B) if the applicable trustee obtains fewer than three reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by the applicable trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the applicable trustee by such reference treasury dealer by 3:30 p.m. on the third business day preceding such redemption date.

“Reference treasury dealer” means each of the managing underwriters for the offering of the debt securities to be redeemed or their respective successors and any other primary treasury dealer selected by the applicable trustee after consultation with us.

“Remaining scheduled payments” means, with respect to any debt security to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Repayment At Option Of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay the debt security on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of debt security duly completed; or

•

a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or integral multiples of $1,000 in excess thereof.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Original Issue Discount

Debt securities may be issued under the indentures as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. (Section 101) See “—Interest and Principal Payments—Discount Debt Securities” and “Certain U.S. Federal Income Tax Considerations” for the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Covenants Contained in Indentures

Except as otherwise set forth in the next sentence, the senior indenture:

•	prohibits us and our subsidiaries from selling, pledging, assigning or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any Principal Subsidiary Bank or of any subsidiary owning, directly or indirectly, any capital stock of a Principal Subsidiary Bank; and

•	prohibits any Principal Subsidiary Bank from issuing any shares of its capital stock or securities convertible into its capital stock.

This restriction does not apply to:

•	sales, pledges, assignments or other dispositions or issuances of directors’ qualifying shares;

•	sales, pledges, assignments or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable Principal Subsidiary Bank;

•	sales, pledges, assignments or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

•	sales of capital stock by any Principal Subsidiary Bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us. (Section 1005 of the senior indenture)

When we use the term “subsidiary” in this section, we mean any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or indirectly through one or more of our other subsidiaries. Voting stock is stock that is entitled in the ordinary course to vote for the election of a majority of the directors of a corporation and does not include stock that is entitled to so vote only as a result of the happening of certain events.

When we use the term “Principal Subsidiary Bank” above, we mean any commercial bank or trust company organized in the United States under Federal or state law of which we own at least a majority of the shares of voting stock directly or indirectly through one or more of our subsidiaries if such commercial bank or trust company has total assets, as set forth in its most recent statement of condition, equal to more than 10% of our total consolidated assets, as set forth in our most recent financial statements filed with the SEC under the Exchange Act. (Section 101 of the senior indenture) As of the date hereof, our only Principal Subsidiary Banks are Wells Fargo Bank, N.A. and Wachovia Bank, N.A.

The subordinated indenture does not contain the restriction described above.

Neither of the indentures contains restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.

The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger or Sale

Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option;

•	in the case of subordinated debt securities convertible into common stock, a limitation of any right to convert the subordinated debt securities; and

•	a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. The senior indenture provides that compliance with the covenant relating to Principal Subsidiary Banks described above under “—Covenants Contained in Indentures” can be waived in this manner. (Section 1008 of the senior indenture, Section 1005 of the subordinated indenture)

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:

•	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any senior debt security of that series when due;

•	failure to deposit any sinking fund payment on senior debt securities of that series when due;

•	failure to perform any of the covenants regarding capital stock of Principal Subsidiary Banks described above under “—Covenants Contained in Indentures”;

•	failure to perform any other covenant in the senior indenture that applies to senior debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the senior debt securities of that series when that series is created. (Section 501 of the senior indenture)

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the subordinated indenture with respect to any series of subordinated debt securities, means any of the following:

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the subordinated debt securities of that series when that series is created. (Section 501 of the subordinated indenture)

If an event of default for any series of debt securities occurs and continues, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513) Unless we state otherwise in the applicable prospectus supplement, the holders of subordinated debt securities will not have the right to accelerate the payment of principal of the subordinated debt securities as a result of our failure to perform any covenant or agreement contained in the subordinated debt securities or the subordinated indenture.

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an event of default occurs and continues.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the applicable indenture. (Section 1007 of the senior indenture, Section 1004 of the subordinated indenture). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any senior debt security will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt security will have, subject to the subordination provisions discussed below under “—Subordination,” the absolute right to receive payment of principal of and any premium and interest on the subordinated debt security when due in accordance with the subordinated indenture and to institute suit to enforce the payment. (Section 508)

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

•

we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

•	we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•	the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with the following restrictive covenants contained in the applicable indenture:

•	Restrictions Upon Sale or Issuance of Capital Stock of Certain Subsidiary Banks (Section 1005 of the senior indenture) discussed above under “—Covenants Contained in Indentures”; and

•	any other covenant we designate when we establish the series of debt securities.

In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

If we exercise our option not to comply with the covenants listed above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities. Our junior subordinated debt securities, and guarantees in respect of trust preferred securities related to those debt securities, rank and will rank junior to the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan or reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1801 of the subordinated indenture)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1801 of the subordinated indenture)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the applicable indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

If we specify that we will pay additional amounts in the applicable prospectus supplement, we will, subject to the exemptions and limitations set forth below, pay additional amounts on the debt securities with respect to any beneficial owner of the debt securities that is a Non-U.S. Holder to ensure that each net payment to that Non-U.S. Holder on debt securities that it beneficially owns will not be less, due to the payment of United States withholding tax, than the amount then otherwise due and payable. In no event will we be obligated to pay additional amounts that exceed the amount required to do so. For this purpose, a “net payment” on a debt security means a payment by us, or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States. If paid, these additional amounts will constitute additional interest on the debt securities. See “Certain U.S. Federal Income Tax Considerations” for the definition of “Non-U.S. Holder.” “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Even if we specify that we will pay additional amounts in the applicable prospectus supplement, we will not be required to pay additional amounts to a Non-U.S. Holder in any of the circumstances described in items (1) through (14) below.

(1) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been a (as each term is defined in the Code):

•	personal holding company;

•	foreign personal holding company;

•	foreign private foundation or other foreign exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated taxable income to avoid U.S. federal income tax.

(4) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank that has invested in the debt securities as an extension of credit in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional amounts will not be payable to any beneficial owner of a note that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements.

(8) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on the debt securities by us or the paying agent.

(9) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, withholding, deduction or other governmental charge.

(12) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal, premium, if any, or interest on the debt securities if that payment can be made without such withholding by any other paying agent.

(13) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See “EU Directive on the Taxation of Savings Income” below.

(14) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any combination of items (1) through (13) above.

Unless the applicable prospectus supplement modifies the provisions set forth above under “—Payment of Additional Amounts,” we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government other than as specifically provided herein.

Unless otherwise provided in the applicable prospectus supplement, the obligation to pay additional amounts will allow for the redemption by us of the debt securities. See “—Tax Redemption.”

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, at our option, we may redeem the debt securities, in whole, but not in part, in the event we become or will become obligated to pay any additional amounts as described in “— Payment of Additional Amounts.” The redemption price shall be 100% of the principal amount of the redeemed debt securities, plus any accrued but unpaid interest on the redeemed debt securities to the redemption date. Notice of any redemption will be mailed at least 30 days before the redemption date to each holder of debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and The Bank of New York Mellon will act as depositary for Euroclear. We will refer to Citibank, N.A. and The Bank of New York Mellon in these capacities as the “U.S. Depositaries.” Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

•	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the applicable trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s

U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

The Trustees

From time to time, Wells Fargo and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the senior trustee and the subordinated trustee in the ordinary course of business.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock and preference stock that may be offered by this prospectus. Unless we specifically note otherwise, we will generally refer to our preferred stock and preference stock collectively in this prospectus as “preferred stock.” The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have summarized the material terms and provisions of the preferred stock in this section. We have also filed our restated certificate of incorporation, as amended, and the form of certificate of designations of powers, preferences and rights of preferred stock, which we will refer to as the “certificate of designation,” as exhibits to the registration statement of which this prospectus is a part. You should read our restated certificate of incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

Pursuant to our restated certificate of incorporation, as amended, our board of directors has the authority, without further stockholder action, to issue a maximum of 24,000,000 shares of preferred stock, consisting of a maximum of 20,000,000 shares of preferred stock and a maximum of 4,000,000 shares of preference stock, including shares issued or reserved for issuance. As of March 31, 2009 we had 9,591,921 issued and outstanding shares of preferred stock. As of March 31, 2009, there were no shares of preference stock outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the number of shares and designation or title of the shares;

•	dividend rights;

•	whether and upon what terms the shares will be redeemable;

•	the rights of the holders upon our dissolution or upon the distribution of our assets;

•	whether and upon what terms the shares will have a purchase, retirement or sinking fund;

•	whether and upon what terms the shares will be convertible;

•	the voting rights, if any, which will apply; provided, however, that holders of preference stock will not be entitled to more than 1 vote per share; and

•	any other preferences, rights, limitations or restrictions of the series.

If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock or preference stock, as the case may be. Those shares will not be part of any particular series of preferred stock and may be reissued by us.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

Under regulations of the Federal Reserve Board, our preferred stock is a voting security at all times for purposes of the Bank Holding Company Act because the holders of our preferred stock are entitled to vote for the election of directors if we do not pay preferred stock dividends. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a “controlling influence” over us, would be regulated as a bank holding company under the Bank Holding Company Act. In addition, an existing bank holding company would need to obtain the Federal Reserve Board’s approval before acquiring more than 5% of any class of our voting securities. Separately, under the Change in Bank Control Act of 1978, any “person,” including an individual or company other than a bank holding company, may need to obtain the Federal Reserve Board’s approval before acquiring 10% or more of any class of our voting securities. All series of our preferred stock are considered a single “class of voting shares” under the Bank Holding Company Act because they generally vote together on all matters as described below under “—Voting Rights.”

The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares” below; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank equally in all respects with the outstanding shares of preferred stock and each other series of preferred stock offered under this prospectus;

•	the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities; and

•	Wells Fargo Bank, N.A. will be the transfer agent and registrar for the preferred stock and any depositary shares.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends, if, when and as declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

We are incorporated in Delaware, and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.

Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. Until full dividends are paid, or declared and payment is set aside, on all preferred stock ranking equal as to dividends, then:

•	we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to such series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

•	other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

•	we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

Subject to receipt of prior approval by the Board of Governors of the Federal Reserve System, if required, we may redeem all or part of a series of the preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future.

If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and the proceeds from the issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.

Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:

•	we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

•	we will not purchase or otherwise acquire any preferred stock of that series.

The prohibition discussed in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.

Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption, unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 to 70 days prior to the date fixed for redemption. We will mail the notices to the holders’ addresses as they appear on our stock records. Each notice will state:

•	the redemption date;

•	the number of shares and the series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date when the holders’ conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

•	the dividends on the preferred stock called for redemption will no longer accrue;

•	those shares will no longer be considered outstanding; and

•	the holders will no longer have any rights as stockholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

If a redemption described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.

Conversion or Exchange

The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock or exchangeable for debt securities.

Rights Upon Liquidation

Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of the preferred stock offered under this prospectus and any preferred stock ranking equal to the preferred stock offered under this prospectus will be entitled to receive:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends, whether or not earned or declared.

We will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with such series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to stockholders before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.

We will make pro rata distributions to the holders of a series of preferred stock and any other shares of our stock ranking equal to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if

•	we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

•	we do not have enough assets available for distribution to the holders of such series of preferred stock and any other shares of our stock ranking equal with such series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.

After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.

Voting Rights

Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote; provided, however, that under no circumstances will the holders of preference stock have more than one vote per share. As more fully described under “Description of Depositary Shares” below, if we issue depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.

For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

Unless the applicable prospectus supplement states otherwise, if we have not paid dividends on any series of preferred stock offered under this prospectus for more than 540 days, the holders of that series, together with the holders of outstanding shares of all other series of preferred stock ranking equally to that series as to distribution upon liquidation and having similar voting rights which are then exercisable, will be entitled to vote for the election of two additional directors at the next annual meeting of our stockholders. If the holders of a series of preferred stock are entitled to elect two additional directors, then each share of preferred stock will have one vote. In such case, the size of our board of directors will increase by two directors. After we pay the full amount of dividends to which the holders of the series of preferred stock are entitled, those holders will no longer have a vote for the election of two additional directors.

Unless we receive the consent of the holders of an outstanding series of preferred stock and the outstanding shares of all other series of preferred stock which

•	rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

•	have voting rights that are exercisable and that are similar to those of that series, we will not:

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that outstanding preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

•

amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our restated certificate of incorporation, as amended, or of the resolutions contained in a certificate of designation creating that series of the preferred stock in a way that materially and adversely affects any right, preference, privilege or voting power of that outstanding preferred stock.

This consent must be given by the holders of at least two-thirds of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only:

•	increase the amount of the authorized preferred stock;

•	create and issue another series of preferred stock; or

•	increase the amount of authorized shares of any series of preferred stock;

so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

Outstanding Preferred Stock

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock offered by this prospectus will rank equally in all respects with our outstanding preferred stock. Our common stock, including the common stock that may be issued upon conversion of preferred stock or in exchange for, or upon conversion of, debt securities or upon exercise of securities warrants, will be subject to any prior rights of the preferred stock then outstanding. Therefore, the rights of the outstanding preferred stock described below and any preferred stock that may be issued after the date hereof, may limit the rights of the holders of the common stock. At March 31, 2009, we had outstanding:

•	2,620 shares of 2000 ESOP cumulative convertible preferred stock, which we refer to as our “2000 ESOP preferred stock;”

•	10,393 shares of 2001 ESOP cumulative convertible preferred stock, which we refer to as our “2001 ESOP preferred stock;”

•	18,889 shares of 2002 ESOP cumulative convertible preferred stock, which we refer to as our “2002 ESOP preferred stock;”

•	29,218 shares of 2003 ESOP cumulative convertible preferred stock, which we refer to as our “2003 ESOP preferred stock;”

•	45,950 shares of 2004 ESOP cumulative convertible preferred stock, which we refer to as our “2004 ESOP preferred stock;”

•	62,484 shares of 2005 ESOP cumulative convertible preferred stock, which we refer to as our “2005 ESOP preferred stock;”

•	83,249 shares of 2006 ESOP cumulative convertible preferred stock, which we refer to as our “2006 ESOP preferred stock;”

•	110,159 shares of 2007 ESOP cumulative convertible preferred stock, when we refer to as our “2007 ESOP preferred stock;”

•	138,108 shares of 2008 ESOP cumulative convertible preferred stock, which we refer to as our “2008 ESOP preferred stock;”

•	25,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series D, which we refer to as our “Series D preferred stock;”

•	96,546 shares of our Dividend Equalization Preferred Shares, which we refer to as our “DEP Shares;”

•	2,150,375 shares of our 8.00% Non-Cumulative Perpetual Class A Stock, Series J, which we refer to as our “Series J preferred stock” (as represented by 86,015,000 shares of our Series J depositary shares, which we refer to as our “Series J depositary shares”);

•	3,352,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series K, which we refer to as our “Series K preferred stock;” and

•	3,968,000 shares of our 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, which we refer to as our “Series L preferred stock.”

2000 ESOP Preferred Stock. The 2000 ESOP preferred stock has a stated value of $1,000.00 per share. The 2000 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $115.00, $120.00 or $125.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2000 ESOP preferred stock are held of record by a trustee acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to that plan, which we refer to as the “Plan.” The 2000 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2000 ESOP preferred stock, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, on the date fixed for redemption.

The 2000 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, when:

•	the 2000 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2000 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2000 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2000 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2000 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2000 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2000 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2000 ESOP preferred stock.

2001 ESOP Preferred Stock. The 2001 ESOP preferred stock has a stated value of $1,000.00 per share. The 2001 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2001 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2001 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2001 ESOP preferred stock, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, on the date fixed for redemption.

The 2001 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, when:

•	the 2001 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2001 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2001 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2001 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2001 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2001 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2001 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2001 ESOP preferred stock.

2002 ESOP Preferred Stock. The 2002 ESOP preferred stock has a stated value of $1,000.00 per share. The 2002 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2002 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2002 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2002 ESOP preferred stock, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, on the date fixed for redemption.

The 2002 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, when:

•	the 2002 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2002 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2002 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2002 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2002 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2002 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2002 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2002 ESOP preferred stock.

2003 ESOP Preferred Stock. The 2003 ESOP preferred stock has a stated value of $1,000.00 per share. The 2003 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2003 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2003 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2003 ESOP preferred stock, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, on the date fixed for redemption.

The 2003 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, when:

•	the 2003 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2003 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2003 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2003 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2003 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2003 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2003 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2003 ESOP preferred stock.

2004 ESOP Preferred Stock. The 2004 ESOP preferred stock has a stated value of $1,000.00 per share. The 2004 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2004 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2004 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2004 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2004 ESOP preferred stock, as that term is used in the certificate of designations for the 2004 ESOP preferred stock, on the date fixed for redemption.

The 2004 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2004 ESOP preferred stock, when:

•	the 2004 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2004 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2004 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2004 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2004 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2004 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2004 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2004 ESOP preferred stock.

2005 ESOP Preferred Stock. The 2005 ESOP preferred stock has a stated value of $1,000.00 per share. The 2005 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $97.50, $102.50 or $107.50 based on the Current Market Price, as that term is used in the certificate of designations for the 2005 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2005 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2005 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2005 ESOP preferred stock, as that term is used in the certificate of designations for the 2005 ESOP preferred stock, on the date fixed for redemption.

The 2005 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2005 ESOP preferred stock, when:

•	the 2005 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2005 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2005 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2005 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2005 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2005 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2005 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2005 ESOP preferred stock.

2006 ESOP Preferred Stock. The 2006 ESOP preferred stock has a stated value of $1,000.00 per share. The 2006 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $107.50, $112.50 or $117.50 based on the Current Market Price, as that term is used in the certificate of designations for the 2006 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2006 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2006 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2006 ESOP preferred stock, as that term is used in the certificate of designations for the 2006 ESOP preferred stock, on the date fixed for redemption.

The 2006 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2006 ESOP preferred stock, when:

•	the 2006 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2006 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2006 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2006 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2006 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2006 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2006 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2006 ESOP preferred stock.

2007 ESOP Preferred Stock. The 2007 ESOP preferred stock has a stated value of $1,000.00 per share. The 2007 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $107.50, $112.50 or $117.50 based on the Current Market Price, as that term is used in the certificate of designations for the 2007 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2007 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2007 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2007 ESOP preferred stock, as that term is used in the certificate of designations for the 2007 ESOP preferred stock, on the date fixed for redemption.

The 2007 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2007 ESOP preferred stock, when:

•	the 2007 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2007 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2007 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2007 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2007 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2007 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2007 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2007 ESOP preferred stock.

2008 ESOP Preferred Stock. The 2008 ESOP preferred stock has a stated value of $1,000.00 per share. The 2008 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2008 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2008 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2008 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2008 ESOP preferred stock, as that term is used in the certificate of designations for the 2008 ESOP preferred stock, on the date fixed for redemption.

The 2008 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2008 ESOP preferred stock, when:

•	the 2008 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2008 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2008 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2008 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2008 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2008 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2008 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2008 ESOP preferred stock.

PPS Preferred Stock. In connection with the issuance of preferred purchase securities by us and our wholly owned trust subsidiaries, we have designated two series of preferred stock, consisting of 25,001 designated shares of Non-Cumulative Perpetual Preferred Stock, Series A, which we refer to as the “Series A preferred stock” and 17,501 designated shares of Non-Cumulative Perpetual Preferred Stock, Series B, which we refer to as the “Series B preferred stock.” The Series A preferred stock and Series B preferred stock are expected to be issued pursuant to stock purchase contracts in the future to the trusts as part of the preferred purchase securities offerings. When issued, the Series A preferred stock and the Series B preferred stock will each have a fixed liquidation preference of $100,000 per share. If we liquidate, dissolve or wind up our affairs, holders of the Series A preferred stock and Series B preferred stock will each be entitled to receive, out of our assets available for distribution to stockholders, an amount per share equal to the liquidation preference per share. Neither the Series A preferred stock nor the Series B preferred stock will be convertible into our common stock or any other class or series of our securities and neither will be subject to any sinking fund or any other obligation by us for their repurchase or retirement.

Dividends on shares of the Series A preferred stock and Series B preferred stock will not be mandatory. Holders of the Series A preferred stock and Series B preferred stock, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series A preferred stock and Series B preferred stock as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors, out of assets legally available for payment, cash dividends. These dividends will be payable as follows:

•	on the Series A preferred stock (a) if it is issued prior to March 26, 2013, semi-annually at a rate per annum equal to 7.70% until March 2013, and (b) thereafter, quarterly at a rate per annum that will be reset quarterly equal to the three-month LIBOR plus 3.89%, applied to the $100,000 liquidation preference per share; and

•	on the Series B preferred stock (a) if it is issued prior to September 26, 2013, semi-annually at a rate per annum equal to 9.75% until September 2013, and (b) thereafter, quarterly at a rate per annum that will be reset quarterly equal to the three-month LIBOR plus 5.83%, applied to the $100,000 liquidation preference per share.

The Series A preferred stock may not be redeemed prior to the later of March 26, 2013 and the Stock Purchase Date, as such term is defined in the certificate of designations for the Series A preferred stock. The Series B preferred stock may not be redeemed prior to the later of September 26, 2013 and the Stock Purchase Date, as such term is defined in the certificate of designations for the Series B preferred stock. On the applicable date or on any subsequent dividend payment date, subject to limitations referenced below, the Series A preferred stock and Series B preferred stock may be redeemed, in whole or in part, at our option. Any such redemption will be at a cash redemption price of $100,000 per share, plus an amount equal to any declared and unpaid dividends, without regard to any undeclared dividends. Holders of the Series A preferred stock and Series B preferred stock will have no right to require the redemption or repurchase of such preferred stock.

Our right to redeem the Series A preferred stock and Series B preferred stock once issued is subject to the prior approval of the Federal Reserve and certain other contractual obligations set forth in a replacement capital covenant entered into by us at the time the preferred purchase securities were issued.

Except as required by law, the holders of the Series A preferred stock and Series B preferred stock are not entitled to vote, except under limited circumstances. Whenever, at any time or times, dividends payable on any shares of Series A preferred stock or Series B preferred stock have not been declared and paid in full for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Series A preferred stock and Series B preferred stock, as applicable, shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of preferred stock ranking on parity with the Series A preferred stock or Series B preferred stock, as applicable, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding-up, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), to elect two directors at our next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Series A preferred stock or Series B preferred stock, as applicable, shall be entitled to 100 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of preferred stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series A preferred stock or Series B preferred stock, as applicable (together with the holders of shares of any one or more other series of Voting Parity Stock). The right of the holders of the Series A preferred stock or Series B preferred stock, as applicable (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock), to elect members of our board of directors shall continue until such time as at least four consecutive quarterly dividends (or the equivalent thereof) on the Series A preferred stock or Series B preferred stock, as applicable, shall have been paid in full, at which time such right with respect to the Series A preferred stock or Series B preferred stock shall terminate, except as otherwise expressly provided by law or in the applicable certificate of designations, subject to revesting in the event of any subsequent default of the character described above.

So long as any Series A preferred stock or Series B preferred stock remains outstanding, the consent of the holders of the outstanding Series A preferred stock or Series B preferred stock, as applicable, and outstanding shares of all other series of preferred stock (other than any series of preferred stock with a liquidation preference of less than $100,000 per share) ranking on a parity with such shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Series A preferred stock or Series B preferred stock, as applicable, and such other series of preferred stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series A preferred stock or Series B preferred stock, as applicable, with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding-up or the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our restated certificate of incorporation, as amended, or of the resolutions set forth in the certificate of designation for the Series A preferred stock or Series B preferred stock, as applicable, designating such preferred stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Series A preferred stock or Series B preferred stock, as applicable, or of the holders thereof; provided that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of any series of preferred stock, in each case ranking on a parity with or junior to the Series A preferred stock or Series B preferred stock, as applicable, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Neither the Series A preferred stock nor the Series B preferred stock have preemptive rights.

Series D Preferred Stock. Pursuant to a Letter Agreement and related Securities Purchase Agreement dated October 26, 2008 (the “Securities Purchase Agreements”), we issued to the United States Department of the Treasury (the “Department of the Treasury”) 25,000 shares of our Series D preferred stock without par value, having a liquidation amount per share equal to $1,000,000, for a total price of $25 billion. The Series D preferred stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. We may, at our option, subject to any necessary consultation with, and the approval of applicable banking regulatory authorities, redeem the Series D preferred stock at par value plus accrued and unpaid dividends. The Series D preferred stock is generally non-voting. Prior to October 28, 2011, unless we have redeemed the Series D preferred stock or the Department of the Treasury has transferred all of the Series D preferred stock to third parties, the consent of the Department of the Treasury will be required for us to declare or pay any dividend or make any distribution on our common stock, other than regular quarterly cash dividends not exceeding $0.34 per share or dividends payable only in shares of our common stock, or repurchase our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreements.

Merger Preferred Stock. In connection with our acquisition of Wachovia Corporation (“Wachovia”) on December 31, 2008, pursuant to which Wachovia merged with and into Wells Fargo & Company (the “Merger”), we issued the following classes of preferred stock:

Dividend Equalization Preferred (“DEP”) Shares. With regard to distributions upon liquidation or dissolution, our DEP Shares will rank junior to any other class or series of our preferred stock issued in exchange for preferred stock established by the Wachovia board of directors after September 1, 2001 and each class or series of preferred stock established by our board of directors following the issuance of the DEP Shares, and will rank senior to the common stock for the $10.00 liquidation preference described below.

Holders of our DEP Shares will not be entitled to receive any dividends nor will the DEP Shares be convertible or exchangeable. The DEP Shares will be redeemable, in whole or in part, at our option after December 31, 2021, for an amount equal to $10.00 per DEP Share (or $0.01 per one one-thousandth of a DEP Share, which is equivalent to the redemption price for the Dividend Equalization Preferred Shares issued by Wachovia). We must provide no less than 30 and no more than 60 days notice prior to any date specified for redemption of the DEP Shares. If we redeem less than all of the outstanding DEP Shares, then we must redeem all DEP Shares held by holders of fewer than one-tenth of a share, or by holders that would hold fewer than one-tenth of a share following the redemption.

In the event of liquidation, holders of our DEP Shares will be entitled to receive, before any distribution is made to the holders of common stock or any other junior stock, but after any distribution to any other class or series of our preferred stock issued in exchange for preferred stock established by the Wachovia board of directors after September 1, 2001, an amount equal to $10.00 per DEP Share. The holders of DEP Shares will have no other right or claim to any of our remaining assets. Each one one-thousandth of a DEP Share will have a corresponding liquidation preference of $0.01, which is equivalent to the liquidation preference of the Dividend Equalization Preferred Shares issued by Wachovia.

Holders our DEP Shares will not have voting rights, except those required by applicable law or the rules of a securities exchange on which the DEP Shares may be listed.

Series G Preferred Stock. Our Class A Preferred Stock, Series G, which we refer to as our “Series G preferred stock,” will be issuable in exchange for Series A Preferred Securities issued by Wachovia Preferred Funding Corp., an indirect subsidiary of Wachovia, only at the direction of the Office of the Comptroller of the Currency (the “OCC”) under the following specified circumstances:

•	Wachovia Bank, National Association (“Wachovia Bank”) becomes undercapitalized under the OCC’s “prompt corrective action” regulations, or

•	Wachovia Bank is placed into conservatorship or receivership, or

•	the OCC, in its sole discretion, anticipates that Wachovia Bank may become undercapitalized in the near term, or takes supervisory action that limits the payment of dividends by Wachovia Preferred Funding Corp. and in connection therewith directs an exchange.

The Series G preferred stock, if and when issued, will be represented by depositary shares issued by us, each representing one six-hundredth of a share of our Series G preferred stock. If and when issued, our depositary shares will be validly issued, fully paid, and non-assessable. The holders of the Series G preferred stock will have no preemptive rights with respect to any shares of our capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock. The Series G preferred stock will be perpetual and will not be convertible into shares of our common stock or any other class or series of its capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

The Series G preferred stock would rank senior to our common stock and to any other securities which we may issue in the future that are subordinate to the Series G preferred stock. We may authorize and issue additional shares of preferred stock that may rank junior to, on parity with or senior to the Series G preferred stock as to dividend rights and rights upon liquidation, winding up, or dissolution without the consent of the holders of the Series G preferred stock.

Holders of the Series G preferred stock will be entitled to receive, if, when, and as declared by our board of directors out of legally available assets, non-cumulative cash dividends at the rate of 7.25% per annum of the liquidation preference, which will be $15,000.00 per share of the Series G preferred stock. Holders of depositary shares will receive one six-hundredth of any such dividend and one six-hundredth of any such liquidation preference. If authorized and declared, dividends on the Series G preferred stock will be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year or, if any such day is not a business day, on the next business day without interest, unless the next business day falls in a different calendar year, in which case the dividend will be paid on the preceding business day. We refer to each such quarter of a calendar year as a “dividend period”. Dividends in each quarterly period will accrue from the first day of such period. The record date for payment of dividends on the Series G preferred stock and related depositary shares will be the 15th calendar day of the last calendar month of the applicable dividend period. No interest will be paid on any dividend payment of depositary shares representing the Series G preferred stock.

The right of holders of the Series G preferred stock to receive dividends will be non-cumulative. If our board of directors does not declare a dividend on the Series G preferred stock or declares less than a full dividend in respect of any dividend period, the holders of the Series G preferred stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and we will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series G preferred stock or our common stock or any other class or series of our preferred stock.

Unless full dividend payments on the Series G preferred stock have been declared and paid for the immediately preceding dividend period: no cash dividend or distribution may be paid by us on stock junior to the Series G preferred stock, other than distributions or dividends payable in such junior stock, no such junior stock may be redeemed by us for any consideration, and no monies shall be paid by us or made available for a sinking fund for the redemption of such junior stock.

Except for certain limited circumstances described below, the Series G preferred stock will not be redeemable prior to December 31, 2022. On or after such date, we may redeem the Series G preferred stock for cash, in whole or in part, at any time and from time to time at its option at the redemption price of $15,000.00 per share, plus authorized, declared and unpaid dividends for the current dividend period, if any, to the date of redemption. Prior to December 31, 2022, the Series G preferred stock may be redeemed in whole, but not in part, at the redemption price of $15,000.00 per share, plus authorized, declared and unpaid dividends for the current dividend period, if any, to the date of redemption, at our discretion in the event that we receive a letter or opinion of counsel which states that there is a significant risk that the Series G preferred stock will no longer constitute Tier 1 capital for purposes of the capital adequacy guidelines or policies of the Federal Reserve as a result of any changes in applicable laws, related regulations, official interpretations or policies, any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations. For redemptions after December 31, 2022, if our board of directors determines that we should redeem fewer than all of the outstanding Series G preferred stock, the securities to be redeemed will be determined by lot, pro rata, or by such other method as our board of directors in its sole discretion determines to be equitable.

Dividends will cease to accrue on the Series G preferred stock called for redemption on and as of the date fixed for redemption and such Series G preferred stock will be deemed to cease to be outstanding, provided, that the redemption price, including any authorized and declared but unpaid dividends for the current dividend period, if any, to the date fixed for redemption, has been duly paid or provision has been made for such payment. Notice of any redemption will be mailed at least 30 days, but not more than 60 days, prior to any redemption date to each holder of the Series G preferred stock to be redeemed at such holder’s registered address.

In the event we voluntarily or involuntarily liquidate, dissolve, or wind up, the holders of the Series G preferred stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $15,000.00 per share, or $25.00 per depositary share representing a one-six hundredth interest in the Series G preferred stock, plus any authorized, declared, and unpaid dividends for the then-current dividend period to the date of liquidation, out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of our common stock or any securities ranking junior to the Series G preferred stock and subject to the rights of the holders of any class or series of securities ranking senior to or on a parity with the Series G preferred stock upon liquidation and the rights of our depositors and or series of securities ranking senior to or on a parity with the Series G preferred stock upon liquidation and the rights of our depositors and creditors. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series G preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution, or winding up, our available assets are insufficient to pay the amount of the liquidation distributions on all outstanding shares of Series G preferred stock and the corresponding amounts payable on any other securities of equal ranking, then the holders of the Series G preferred stock and any other securities of equal ranking will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding up.

Holders of our Series G preferred stock will not have any voting rights, except as required by law, and will not be entitled to elect any directors.

Series G Depositary Shares. Each Series G depositary share issued by us, which we refer to as our “Series G depositary shares,” will represent a one six-hundredth interest in one share of our Series G preferred stock. The Series G depositary shares will be evidenced by depositary receipts. The shares of our Series G preferred stock underlying the depositary shares will, upon issuance, be deposited with Wachovia Bank, as depositary, under a deposit agreement between us, the depositary and all holders from time to time of depositary receipts issued by the depositary thereunder. We do not intend to list or quote the Series G depositary shares or the Series G preferred stock on any national securities exchange or national quotation system. Accordingly, there will be no public trading market for the depositary shares or the Series G preferred stock.

Subject to the terms of the deposit agreement, each owner of the Series G depositary shares will be entitled, through the depositary, to all the rights, preferences and privileges of a fractional share of the Series G preferred stock.

The depositary will act as transfer agent and registrar and paying agent with respect to the Series G depositary shares.

The depositary’s office at which the depositary receipts will be administered is located at One Wachovia Center, Charlotte, North Carolina 28288.

The Series G depositary shares may be held either directly or indirectly through a broker or other financial institution. If the Series G depositary shares are held directly, by having such Series G depositary shares registered in such holder’s name on the books of the depositary, such holder will be a depositary receipt holder. If the Series G depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends, dividends paid in Series G depositary shares representing fully paid and non-assessable shares of our Series G preferred stock or other cash distributions received in respect of the Series G preferred stock to the record holders of the Series G depositary shares representing such Series G preferred stock in proportion to the number of such Series G depositary shares owned by such holders on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of the Series G depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, after consultation with us, sell such property and distribute the net proceeds from such sale to such holders.

If the Series G preferred stock underlying the depositary shares are redeemed, the Series G depositary shares will be redeemed with the proceeds received by the depositary resulting from the redemption, in whole or in part, of such Series G preferred stock held by the depositary. The redemption price per Series G depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such Series G preferred stock. If less than all the Series G depositary shares are to be redeemed, the Series G depositary shares to be redeemed will be selected by lot or pro rata, in our sole discretion.

After the date fixed for redemption (which will be the same date as the redemption date, if any, for the Series G preferred stock), the Series G depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Series G depositary shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Series G depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such Series G depositary shares.

Series H Preferred Stock. Our Class A Preferred Stock, Series H, which we refer to as our “Series H preferred stock,” will be issuable in exchange for Series B Preferred Securities issued by Wachovia Preferred Funding Corp., an indirect subsidiary of Wachovia, only at the direction of the OCC under the following specified circumstances:

•	Wachovia Bank becomes undercapitalized under the OCC’s “prompt corrective action” regulations, or

•	Wachovia Bank is placed into conservatorship or receivership, or

•	the OCC, in its sole discretion, anticipates that Wachovia Bank may become undercapitalized in the near term, or takes supervisory action that limits the payment of dividends by Wachovia Preferred Funding Corp. and in connection therewith directs an exchange.

As of the date of this prospectus, all of the Series B Preferred Securities issued by Wachovia Preferred Funding Corp. are owned by Wachovia Preferred Funding Corp.

The Series H preferred stock, if and when issued, will be represented by depositary shares issued by us, each representing one eight-hundredth of a share of our Series H preferred stock. If and when issued, our depositary shares will be validly issued, fully paid, and non-assessable. The holders of the Series H preferred stock will have no preemptive rights with respect to any shares of our capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock. The Series H preferred stock will be perpetual and will not be convertible into shares of our common stock or any other class or series of our capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

The Series H preferred stock would rank senior to our common stock and to any other securities which we may issue in the future that are subordinate to the Series H preferred stock. We may authorize and issue additional shares of preferred stock that may rank junior to, on parity with or senior to the Series H preferred stock as to dividend rights and rights upon liquidation, winding up, or dissolution without the consent of the holders of the Series H preferred stock.

Holders of our Series H preferred stock will be entitled to receive, if, when, and as declared by our board of directors out of legally available assets, non-cumulative cash dividends at (i) a floating rate per annum equal to 1.83% plus the three month LIBOR rate for the related dividend period or

(ii) following any transfer through an initial public offering, private placement or otherwise to any party who is not affiliated with Wachovia of the Wachovia Preferred Funding Corp. Series B Preferred Securities, a fixed rate per annum equal to 1.83% plus the applicable three month LIBOR rate at the time of the initial transfer, in each case expressed as a percentage of the liquidation preference, which will be $20,000.00 per share of the Series H preferred stock. Holders of depositary shares will receive one eight-hundredth of any such dividend and one eight-hundredth of any such liquidation preference. If authorized and declared, dividends on the Series H preferred stock will be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year or, if any such day is not a business day, on the next business day without interest, unless the next business day falls in a different calendar year, in which case the dividend will be paid on the preceding business day. We refer to each such quarter of a calendar year as a “dividend period”. Dividends in each quarterly period will accrue from the first day of such period. The record date for payment of dividends on the Series H preferred stock and related depositary shares will be the 15th calendar day of the last calendar month of the applicable dividend period. No interest will be paid on any dividend payment of depositary shares representing the Series H preferred stock.

The right of holders of our Series H preferred stock to receive dividends will be non-cumulative. If our board of directors does not declare a dividend on the Series H preferred stock or declares less than a full dividend in respect of any dividend period, the holders of the Series H preferred stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and we will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series H preferred stock or our common stock or any other class or series of our preferred stock.

Unless full dividend payments on the Series H preferred stock have been declared and paid for the immediately preceding dividend period: no cash dividend or distribution may be paid by us on stock junior to the Series H preferred stock, other than distributions or dividends payable in such junior stock, no such junior stock may be redeemed by us for any consideration, and no monies shall be paid by us or made available for a sinking fund for the redemption of such junior stock.

Subject to the prior approval of the OCC, we may redeem the Series H preferred stock for cash, in whole or in part, at any time and from time to time at its option at the redemption price of $20,000.00 per share, plus authorized, declared and unpaid dividends for the current dividend period, if any, to the date of redemption.

In the event we voluntarily or involuntarily liquidate, dissolve, or wind up, the holders of the Series H preferred stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $20,000.00 per share, or $25.00 per depositary share representing a one-eight hundredth interest in the Series H preferred stock, plus any authorized, declared, and unpaid dividends for the then-current dividend period to the date of liquidation, out of our assets legally available for distribution to its shareholders, before any distribution of assets is made to holders of our common stock or any securities ranking junior to the Series H preferred stock and subject to the rights of the holders of any class or series of securities ranking senior to or on a parity with the Series H preferred stock upon liquidation and the rights of our depositors and or series of securities ranking senior to or on a parity with the Series H preferred stock upon liquidation and the rights of our depositors and creditors.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series H preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution, or winding up, our available assets are insufficient to pay the amount of the liquidation distributions on all outstanding shares of the Series H preferred stock and the corresponding amounts payable on any other securities of equal ranking, then the holders of the Series H preferred stock and any other securities of equal ranking will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding up.

Holders of the Series H preferred stock will not have any voting rights, except as required by law, and will not be entitled to elect any directors.

Series H Depositary Shares. Each Series H depositary share issued by us, which we refer to as our “Series H depositary shares,” will represent a one eight-hundredth interest in one share of our Series H preferred stock. The Series H depositary shares will be evidenced by depositary receipts. The shares of Series H preferred stock underlying the Series H depositary shares will, upon issuance, be deposited with Wachovia Bank, as depositary, under a deposit agreement between us, the depositary and all holders from time to time of depositary receipts issued by the depositary thereunder. We do not intend to list or quote the Series H depositary shares or the Series H preferred stock on any national securities exchange or national quotation system. Accordingly, there will be no public trading market for the Series H depositary shares or the Series H preferred stock.

Subject to the terms of the deposit agreement, each owner of Series H depositary shares will be entitled, through the depositary, to all the rights, preferences and privileges of a fractional share of the Series H preferred stock.

The depositary will act as transfer agent and registrar and paying agent with respect to the Series H depositary shares.

The depositary’s office at which the depositary receipts will be administered is located at One Wachovia Center, Charlotte, North Carolina 28288.

The Series H depositary shares may be held either directly or indirectly through a broker or other financial institution. If the Series H depositary shares are held directly, by having the Series H depositary shares registered in such holder’s name on the books of the depositary, such holder is a depositary receipt holder. If the Series H depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends, dividends paid in Series H depositary shares representing fully paid and non-assessable shares of Series H preferred stock or other cash distributions received in respect of the Series H preferred stock to the record holders of the Series H depositary shares representing such Series H preferred stock in proportion to the number of such Series H depositary shares owned by such holders on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of the Series H depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, after consultation with us, sell such property and distribute the net proceeds from such sale to such holders.

If the Series H depositary shares underlying the Series H depositary shares are redeemed, the Series H depositary shares will be redeemed with the proceeds received by the depositary resulting from the redemption, in whole or in part, of such Series H preferred stock held by the depositary. The redemption price per Series H depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such Series H preferred stock. If less than all the Series H depositary shares are to be redeemed, the Series H depositary shares to be redeemed will be selected by lot or pro rata, in our sole discretion.

After the date fixed for redemption (which will be the same date as the redemption date, if any, for the Series H preferred stock), the Series H depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Series H depositary shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Series H depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such Series H depositary shares.

Series I Preferred Stock. In connection with the Merger, we authorized our Class A Preferred Stock, Series I, which we refer to as our “Series I Preferred Stock,” in exchange for Wachovia Class A Preferred Stock Series I authorized immediately prior to completion of the Merger. Wachovia Capital Trust III, a Delaware statutory trust, issued 5.80% Fixed-to-Floating Rate Normal Wachovia Income Trust Securities (the “WITS”) which are guaranteed by Wachovia. The WITS include 1/100th interests in stock purchase contracts between the trust and Wachovia under which the trust agreed to purchase, and Wachovia agreed to sell, shares of Wachovia Preferred Stock Series I. The sale and purchase date is expected to be March 15, 2011 but may in certain circumstances be an earlier date or be deferred for quarterly periods until as late as March 15, 2012. In connection with the Merger, we assumed all obligations of Wachovia with respect to the WITS.

The Series I preferred stock will rank senior to our common stock and to any other securities that we may issue in the future that are subordinate to the Series I preferred stock. We may authorize and issue additional shares of preferred stock that may rank junior to, on parity with or senior to the Series I preferred stock as to dividend rights and rights upon liquidation, winding-up, or dissolution without the consent of the holders of the Series I preferred stock.

Dividends on shares of our Series I preferred stock will not be mandatory. Holders of our Series I preferred stock will be entitled to receive, if, when, and as declared by our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $100,000 per share of Series I preferred stock. These dividends will be payable (1) if the Series I preferred stock is issued prior to March 15, 2011, semi-annually in arrears on each March 15 and September 15 through March 15, 2011 and (2) from and including March 15, 2011 and the date of issuance, quarterly in arrears on each March 15, June 15, September 15, and December 15. For any dividend period ending prior to the dividend payment date in March 2011, dividends will accrue at a rate per annum equal to 5.80%, and for any dividend period ending after the dividend payment date in March 2011, dividends will accrue at a rate per annum equal to the greater of (x) three-month LIBOR for the related dividend period plus 0.93% and (y) 5.56975%. The right of holders of our Series I preferred stock to receive dividends is non-cumulative.

When dividends are not paid in full upon the Series I preferred stock and any other parity stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series I preferred stock, and accrued dividends, including any accumulations on such voting parity stock, bear to each other. No interest will be payable in respect of any dividend payment on such offered stock that may be in arrears.

So long as full dividends on all outstanding shares of our Series I preferred stock for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof set aside, we, at the option of our board of directors, may redeem the Series I preferred stock in whole or in part on any dividend payment date at any time after the later of March 15, 2011 and the date of the original issuance of the Series I preferred stock. Any such redemption shall be at the redemption price of $1,000 per share plus dividends that have been declared but not paid to the redemption date, without interest.

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our Series I preferred stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series I preferred stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series I preferred stock upon liquidation and the rights of our depositors and other creditors.

Voting. Holders of our Series I preferred stock will not have any voting rights and will not be entitled to elect any directors, except as required by law.

Series J Preferred Stock. Our Series J preferred stock will rank senior to our common stock and to any other securities that we may issue in the future that are subordinate to the Series J preferred stock.

Dividends on shares of our Series J preferred stock will not be mandatory. Holders of our Series J preferred stock will be entitled to receive, if, when, and as declared by our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $1,000 per share of Series J preferred stock. These dividends will be payable at a rate per annum equal to 8.00%, quarterly in arrears on each March 15, June 15, September 15 and December 15, from and including the date of issuance. The right of holders of our Series J preferred stock to receive dividends is non-cumulative.

When dividends are not paid in full upon the Series J preferred stock and any other parity stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series J preferred stock, and accrued dividends, including any accumulations on such parity stock, bear to each other. No interest will be payable in respect of any dividend payment on such offered stock that may be in arrears.

So long as full dividends on all outstanding shares of our Series J preferred stock for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof set aside, we, at the option of our board of directors, may redeem the Series J preferred stock in whole or in part on any dividend payment date on or after December 15, 2017. Any such redemption shall be at the redemption price of $1,000 per share plus dividends that have been declared but not paid to the redemption date, without interest.

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our Series J preferred stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series J preferred stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series J preferred stock upon liquidation and the rights of our depositors and other creditors.

Holders of our Series J preferred stock will not have any voting rights and will not be entitled to elect any directors, except as required by law and except for the voting rights provided for below.

If after issuance of the Series J preferred stock, we fail to pay, or declare and set aside for payment, full dividends on the Series J preferred stock or any other class or series of voting parity stock for six dividend periods or their equivalent, whether or not consecutive, the authorized number of our board of directors will be increased by two directors. The holders of our Series J preferred stock, voting together as a single and separate class with the holders of all outstanding voting parity stock, will have the right to elect two directors, by a plurality of votes cast, in addition to the directors then in office at our next annual meeting of stockholders. It shall be a qualification for election for any such director that the election of such director shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which our securities may then be listed or traded) that listed or traded companies must have a majority of independent directors, and provided further that the board of directors shall at no time include more than two such directors (including, for purposes of this limitation, all directors that the holders of any series of voting parity stock are entitled to elect pursuant to like voting rights). When dividends have been paid in full on the Series J preferred stock and any and all voting parity stock for at least four consecutive dividend periods or their equivalent, then the right of the holders of our Series J preferred stock to elect directors shall cease (but subject always to revesting of such voting rights in the case of any future nonpayment of dividends), and, if and when all rights of holders of our Series J preferred stock and voting parity stock to elect directors shall have ceased, the terms of office of all the directors elected by preferred stock holders under this provision shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.

So long as any shares of our Series J preferred stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of our Series J preferred stock at the time outstanding, voting as a class with all other series of preferred stock ranking equal with the Series J preferred stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•	the issuance of any series of preferred stock ranking senior to the Series J preferred stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding-up;

•	any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designations creating the Series J preferred stock) or our bylaws so as to adversely affect the rights, preferences, privileges or voting powers of the holders of the Series J preferred stock;

•	any amendment or alteration of our restated certificate of incorporation, as amended, or bylaws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series J preferred stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or Wells Fargo’s winding-up; or

•	the consummation of a binding share exchange or reclassification involving the Series J preferred stock or a merger or consolidation with another entity, except holders of the Series J preferred stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series J preferred stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series J preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series J preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series J preferred stock or any class or series of parity stock or junior stock or any securities convertible into any class or series of parity stock (whether dividends payable in respect of such parity stock are cumulative or non-cumulative) or junior stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series J preferred stock, and holders of the Series J preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series J preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Series J Depositary Shares. Each Series J depositary share issued by us will represent a 1/40th interest in one share of our Series J preferred stock. The shares of our Series J preferred stock will be deposited with U.S. Bank, National Association, as depositary, under a deposit agreement that we assumed from Wachovia in connection with the Merger. Pursuant to the deposit agreement, the depositary will issue Series J depository shares, which will be evidenced by depositary receipts.

U.S. Bank, National Association will act as transfer agent and registrar and paying agent with respect to the Series J depositary shares.

The depositary’s office at which the depositary receipts will be administered is located at U.S. Bank, National Association, 100 Wall Street, 16th Floor, New York, New York 10005.

The Series J depositary shares may be held either directly or indirectly through a broker or other financial institution. If the Series J depositary shares are held directly, by having depositary shares registered in such holder’s name on the books of the depositary, the holder is a depositary receipt holder. If the Series J depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends or other cash distributions received in respect of the Series J preferred stock to the record holders of Series J depositary shares in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of the Series J depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution after consultation with us, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Series J depositary shares will be the same as the corresponding record dates for the Series J preferred stock.

The amounts distributed to holders of the Series J depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

If the Series J preferred stock underlying the Series J depositary shares is redeemed, in whole or in part, a corresponding number of Series J depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series J preferred stock held by the depositary. The redemption price per Series J depositary share will be equal to 1/40th of the applicable redemption price per share payable in respect of such Series J preferred stock. If less than all the Series J preferred stock is redeemed, the Series J depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for any redemption (which would be the same date as the redemption date for the Series J preferred stock), the Series J depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Series J depositary shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Series J depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such Series J depositary shares.

When the depositary receives notice of any meeting at which the holders of the Series J preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the Series J depositary shares relating to the Series J preferred stock. Each record holder of the Series J depositary shares on the record date, which will be the same date as the record date for the Series J preferred stock, may instruct the depositary to vote the amount of the Series J preferred stock represented by the holder’s Series J depositary shares. To the extent possible, the depositary will try to vote the amount of the Series J preferred stock represented by the Series J depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series J depositary shares representing the Series J preferred stock, it will not vote the amount of Series J preferred stock represented by such Series J depositary shares.

Series K Preferred Stock. Our Series K preferred stock will rank senior to our common stock and to any other securities that we may issue in the future that are subordinate to the Series K preferred stock.

Dividends on our Series K preferred stock will not be mandatory. Holders of the Series K preferred stock will be entitled to receive, if, when, and as declared by our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is equal to

$1,000 per share of Series K preferred stock. These dividends will be payable (i) from and including the date of issuance to but excluding March 15, 2018, semi-annually in arrears on each March 15 and September 15, at a rate per annum equal to 7.98%, beginning on the first dividend payment date following December 31, 2008, and (ii) from and including March 15, 2018, quarterly in arrears on each March 15, June 15, September 15, and December 15 at a rate per annum equal to Three-Month LIBOR for the related dividend period plus 3.77%, beginning on June 15, 2018.

When dividends are not paid in full upon the Series K preferred stock and any other parity stock, dividends upon such stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series K preferred stock, and accrued dividends, including any accumulations on such voting parity stock, bear to each other. No interest will be payable in respect of any dividend payment on such offered stock that may be in arrears.

So long as full dividends on all outstanding shares our Series K preferred stock for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof set aside, we may, at the option of our board of directors, redeem the Series K preferred stock in whole or in part on any Dividend Payment Date (as such term is defined in the certificate of designations for the Series K preferred stock) on or after March 15, 2018. Any such redemption shall be at the redemption price of $1,000 per share plus dividends that have been declared but not paid to the redemption date, without interest.

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Series K preferred stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of a liquidation preference of $1,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series K preferred stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series K preferred stock upon liquidation and the rights of our depositors and other creditors.

Holders of our Series K preferred stock will not have any voting rights and will not be entitled to elect any directors, except as required by law and as further described below.

If, following the issuance of our Series K preferred stock, we fail to pay, or declare and set aside for payment, full dividends on the Series K preferred stock or any other class or series of voting parity stock for six dividend periods or their equivalent, the authorized number of our board of directors will be increased by two. The holders of the Series K preferred stock, voting together as a single and separate class with the holders of all outstanding voting parity stock, will have the right to elect two directors, by a plurality of votes cast, in addition to the directors then in office at our next annual meeting of stockholders. It shall be a qualification for election for any such director that the election of such director shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which our securities may then be listed or traded) that listed or traded companies must have a majority of independent directors, and provided further that the board of directors shall at no time include more than two such directors (including, for purposes of this limitation, all directors that the holders of any series of voting parity stock are entitled to elect pursuant to like voting rights). When dividends have been paid in full on the Series K preferred stock and any and all voting parity stock for at least four consecutive dividend periods or their equivalent, then the right of the holders of Series K preferred stock to elect directors shall cease (but subject always to revesting of such voting rights in the case of any future nonpayment of dividends), and, if and when all rights of holders of our Series K preferred stock and voting parity stock to elect directors shall have ceased, the terms of office of all the directors elected by preferred stock holders under this provision shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.

So long as any shares of our Series K preferred stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of our Series K preferred stock at the time outstanding, voting as a class with all other series of preferred stock ranking equal with the Series K preferred stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•	the issuance of any series of preferred stock ranking senior to the Series K preferred stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding-up;

•	any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation creating the Series K preferred stock) or our bylaws that would alter or change the voting powers, preferences, privileges or rights of the holders of our Series K preferred stock so as to affect them adversely;

•	any amendment or alteration of our restated certificate of incorporation, as amended, or bylaws to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking prior to the Series K preferred stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding-up; or

•	the consummation of a binding share exchange or reclassification involving the Series K preferred stock or a merger or consolidation with another entity, except holders of our Series K preferred stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series K preferred stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series K preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series K preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series K preferred stock or any class or series of parity stock or junior stock or any securities convertible into any class or series of parity stock (whether dividends payable in respect of such parity stock are cumulative or non-cumulative) or junior stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series K preferred stock, and holders of the Series K preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series K preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Series L Preferred Stock. Our Series L preferred will rank senior to our common stock and to any other securities that we may issue in the future that are subordinate to the Series L preferred stock.

Dividends on shares of our Series L preferred stock will not be cumulative. Holders of the Series L preferred stock will be entitled to receive, if, as and when declared by our board of directors out of legally available assets, non-cumulative cash dividends on the Liquidation Preference, which is $1,000 per share of our Series L preferred stock. These dividends will be payable at a rate per annum equal to 7.50%, quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing on the first dividend payment date following December 31, 2008, each a “Dividend Payment Date”, from and including the date of issuance. The right of holders of our Series L preferred stock to receive dividends is non-cumulative.

When dividends are not paid in full upon the Series L preferred stock and any parity stock, all dividends upon shares of the Series L preferred stock and such parity stock will be declared on a proportional basis, based upon the ratio of the amount of dividends declared on each series to the amount that if declared would be full dividends (including accrued and unpaid dividends as to any parity stock that bears dividends on a cumulative basis) through the next succeeding applicable dividend payment date.

Our Series L preferred stock is not redeemable and will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series L preferred stock.

Each share of our Series L preferred stock may be converted at any time, at the option of the holder, into 6.3814 shares of our common stock plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”).

On or after March 15, 2013, we may, at our option, at any time or from time to time cause some or all of the Series L preferred stock to be converted into shares of our common stock at the then applicable conversion rate if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of our common stock exceeds 130% of the then applicable conversion price of the Series L preferred stock. We will provide notice of our decision to exercise our right to cause the mandatory conversion within three trading days of the end of the 30 consecutive trading day period. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.

Notwithstanding the foregoing, no holder of our Series L preferred stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of the Series L preferred stock shall be void and have no effect to the extent, but only to the extent, that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of our common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of the Series L preferred stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of our common stock outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series L preferred stock to convert mandatorily.

The following provisions will apply if, prior to the conversion date, one of the following events occur prior to the conversion date for shares of our Series L preferred stock:

•	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common stock; or

•	consummation of any consolidation or merger or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our shares of common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions.” However, a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration (as determined by our board of directors) received by holders of our common stock in the transaction or transactions consists of shares of common stock or American depositary receipts in respect of common stock that are traded on a U.S. national securities exchange or a securities exchange in the European Economic Area or that will be traded on a U.S. national securities exchange or on securities exchanges in the European Economic Area when issued or exchanged in connection with a make-whole acquisition.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series L preferred stock that occur during the period (make-whole acquisition conversion period) beginning on the effective date of the make-whole acquisition (effective date) and ending on the date that is 30 days after the effective date, by a number of additional shares of our common stock (make-whole shares) as described below.

We will notify holders, at least 20 days prior to the anticipated effective date of such make-whole acquisition, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the make-whole acquisition and the date by which each holder’s make-whole acquisition conversion right must be exercised, which shall be 30 days after the effective date of the make-whole acquisition. We will also notify holders on the effective date of such make-whole acquisition, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the number of make-whole shares and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must deliver to the conversion agent, on or before the close of business on the date specified in the notice, the certificate evidencing such holder’s shares of the Series L preferred stock, if the Series L preferred stock is held in certificated form. If a holder’s interest is a beneficial interest in a global certificate representing our Series L preferred stock, in order to convert a holder must comply with certain conversion procedures and comply with the depositary’s procedures for converting a beneficial interest in a global security. The date that the holder complies with these requirements is referred to as the “make-whole conversion date”. If a holder does not elect to exercise the make-whole acquisition conversion right within the specified period, such holder’s shares of the Series L preferred stock will remain outstanding until otherwise converted but will not be eligible to receive make-whole shares.

The following table sets forth the number of make-whole shares per share of our Series L preferred stock for each stock price and effective date set forth below:

	Make-Whole Acquisition Stock Price
Effective Date	$120.54	$125.57	$138.12	$150.68	$156.71	$175.79	$203.72	$226.02	$251.13	$301.36	$401.81	$502.26
April 17, 2008	1.9153	1.8855	1.5191	1.1110	0.9497	0.6471	0.3962	0.2847	0.2091	0.1354	0.0757	0.0458
March 15, 2009	1.9153	1.8775	1.5052	1.0951	0.9437	0.6331	0.3763	0.2588	0.1852	0.1175	0.0697	0.0438
March 15, 2010	1.9153	1.8397	1.4913	1.0871	0.9378	0.6073	0.3365	0.2210	0.1533	0.0956	0.0577	0.0358
March 15, 2011	1.9153	1.7899	1.4694	1.0731	0.9238	0.5794	0.2887	0.1712	0.1075	0.0657	0.0398	0.0259
March 15, 2012	1.9153	1.7561	1.4355	1.0652	0.9139	0.5356	0.2051	0.0896	0.0458	0.0299	0.0199	0.0119
March 15, 2013	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	0.0000	0.0000	0.0000	0.0000	0.0000
Thereafter	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	0.0000	0.0000	0.0000	0.0000	0.0000

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (“stock price”) paid per share of our common stock in such transaction. If the holders our of common stock receive only cash (in a single per-share amount, other than with respect to appraisal and similar rights) in the make-whole acquisition, the stock price shall be the cash amount paid per share. For purposes of the preceding sentence as applied to a make-whole acquisition described in the first bullet of the definition of that term, a single price per share shall be deemed to have been paid only if the transaction or transactions that caused the person or group to become direct or indirect ultimate beneficial owners of our common equity representing more than 50% of the voting power of our common stock was a tender offer for more than 50% of our outstanding common stock. Otherwise, the stock price shall be the average of the closing price per share of our common stock on the 10 trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (the column headers) will be adjusted as of any date on which the conversion rate of the Series L preferred stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth below in our description of anti-dilution rate adjustments.

In lieu of receiving the make-whole shares, if the reference price (as defined below) in connection with a make-whole acquisition is less than $120.54 (a fundamental change), a holder may elect to convert each share of our Series L preferred stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of the fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $60.27 (base price). The base price will be adjusted as of any date that the conversion rate of the Series L preferred stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the conversion rate adjustment and the denominator of which is the conversion rate as so adjusted. If the reference price is less than the base price, holders will receive a maximum of 16.5916 shares of our common stock per share of our Series L preferred stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L preferred stock. In lieu of issuing our common stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of our common stock otherwise issuable upon conversion. The “reference price” is the “stock price” as defined above.

To exercise the fundamental change conversion right, a holder must comply with certain conversion procedures on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Series L preferred stock will remain outstanding until otherwise converted.

We will notify holders, at least 20 days prior to the anticipated effective date of a fundamental change, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the fundamental change and the date by which each holder’s fundamental change conversion right must be exercised. We will also provide notice to holders on the effective date of a fundamental change, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the adjusted conversion price following the fundamental change and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the fundamental change conversion right, a holder must comply with certain conversion procedures on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right within such period, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of Series L preferred stock will remain outstanding (subject to the holder electing to convert such holder’s shares).

In the event of:

(1) our consolidation or merger with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other of our property or another person;

(2) any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, in each case pursuant to which our common stock will be converted into cash, securities or other property;

(3) any reclassification of our common stock into securities, including securities other than our common stock; or

(4) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition)

each of which is referred to as a “reorganization event,” each share of our Series L preferred stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Series L preferred stock, become convertible into the types and amounts of securities, cash and other property receivable in such reorganization event by a holder of the shares of our common stock that was not the counterparty to the reorganization event or an affiliate of such other party (such securities, cash and other property, the “exchange property”). In the event that holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Series L preferred stock entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our common stock that affirmatively make an election. Holders have the right to convert their shares of our Series L preferred stock in the event of certain acquisitions. In connection with certain reorganization events, holders of the Series L preferred stock may have the right to vote as a class.

The conversion rate will be adjusted, without duplication, if certain events occur:

(1) the issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock (other than in connection with a transaction constituting a reorganization event), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (OS 1/ OS0)

Where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

OS0	=	the number of shares of our common stock outstanding at the close of business on the record date prior to giving effect to such event

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event

(2) the issuance to all holders of our common stock of certain rights or warrants (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a transaction constituting a reorganization event) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the current market price of our common stock as of the record date, in which event the conversion rate will be adjusted based on the following formula:

CR 1 = CR0 x [(OS0 + X) / (OS0 + Y)]

Where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

OS0	=	the number of shares of our common stock outstanding at the close of business on the record date

X	=	the total number of shares of our common stock issuable pursuant to such rights or warrants (or upon conversion of such securities)

Y	=	the number of shares equal to quotient of the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the average of the volume-weighted average price of our common stock over each of the ten consecutive volume-weighted average price trading days prior to the Business Day immediately preceding the announcement of the issuance of such rights or warrants

(3) the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock) or evidences of our indebtedness or our assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) below, any dividend or distribution in connection with a transaction constituting a reorganization event or any spin-off to which the provisions set forth below in this clause (3) apply) in which event the conversion rate will be adjusted based on the following formula:

CR 1 = CR0 x [SP0 / (SP0 - FMV)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

SP0	=	the current market price as of the record date

FMV	=	the fair market value (as determined by our board of directors) on the record date of the shares of capital stock, evidences of indebtedness or assets so distributed, applicable to one share of our common stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, one of our subsidiaries or one of our other business units (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the New York Stock Exchange, the Nasdaq Stock Market or any other national or regional securities exchange or market, then the conversion rate will instead be adjusted based on the following formula:

CR 1 = CR0 x [(FMV0 + MP0) / MP0]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

FMV0	=	the average of the volume-weighted average price of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the ten consecutive volume-weighted average price trading days commencing on and including the third volume-weighted average price trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or association or over-the-counter market or if not so traded or quoted, the fair market value of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock as determined by our board of directors
MP0	=	the average of the volume-weighted average price of our common stock over each of the ten consecutive volume-weighted average price trading days commencing on and including the third volume-weighted average price trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or association or over-the-counter market on which our common stock is then traded or quoted

(4) We make a distribution consisting exclusively of cash to all holders of our common stock, excluding (a) any regular cash dividend on our common stock to the extent that the aggregate regular cash dividend per share of our common stock does not exceed $0.375 / 0.1991 in any fiscal quarter (the dividend threshold amount) and (b) any consideration payable in connection with a tender or exchange offer made by us or any of its subsidiaries referred to in clause (5) below, in which event, the conversion rate will be adjusted based on the following formula:

CR 1 = CR0 x [SP0 / (SP0 - C)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

SP0	=	the current market price as of the record date

C	=	the amount in cash per share equal to (1) in the case of a regular quarterly dividend, the amount we distribute to holders or pay, less the dividend threshold amount or (2) in any other case, the amount we distributes to holders or pay

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (4).

(5) We or one or more of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common stock to the extent that the cash and value (as determined by our board of directors) of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the volume-weighted average price per share of our common stock on the volume-weighted average price trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (expiration date), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1) / (SP1 x OS0)]

where,

CR0	=	the conversion rate in effect at the close of business on the expiration date

CR1	=	the conversion rate in effect immediately after the expiration date

FMV	=	the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date

OS1	=	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (expiration time) less any purchased shares

OS0	=	the number of shares of our common stock outstanding at the expiration time, including any purchased shares

SP1	=	the average of the volume-weighted average price of common stock over each of the ten consecutive volume-weighted average price trading days commencing with the volume-weighted average price trading day immediately after the expiration date

“Record date” means, for purpose of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

“Current market price” of our common stock on any day, means the average of the volume-weighted average price of our common stock over each of the ten consecutive volume-weighted average price trading days ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (1) through (5) above. For purposes of the foregoing, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.

In the event of our voluntary or involuntary dissolution, winding-up and liquidation, the holders of the Series L preferred stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series L preferred stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series L preferred stock upon liquidation and the rights of our creditors. If the amounts available for distribution upon our dissolution, winding-up and liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Series L preferred stock and all stock ranking equal to the Series L preferred stock, then the holders of each series of our Series L preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of our Series L preferred stock will not be entitled to any further participation in any distribution of our assets.

Holders of our Series L preferred stock will not have any voting rights and will not be entitled to elect any directors, except as required by law and except for the special voting rights provided for below.

If, after issuance of the Series L preferred stock, we fail to pay, or declare and set aside for payment, full dividends on the Series L preferred stock or any other class or series of voting parity stock for six dividend periods or their equivalent (whether or not consecutive), the authorized number of directors serving on our board of directors will be increased by two. Subject to satisfaction of certain qualifications for persons serving as directors pursuant to regulations of any securities exchange on which our securities are then listed or traded, the holders of our Series L preferred stock, voting together as a single and separate class with the holders of all outstanding voting parity stock on which dividends likewise have not been paid, will have the right to elect two directors in addition to the directors then in office at our next annual meeting of shareholders. When dividends have been paid in full on the Series L preferred stock and any and all voting parity stock for at least four consecutive dividend periods or their equivalent, then the right of the holders of our Series L preferred stock to elect directors shall cease (but subject always to revesting of such voting rights in the case of any future nonpayment of dividends), and, if and when all rights of holders of our Series L preferred stock and voting parity stock to elect directors shall have ceased, the terms of office of all the directors elected by preferred stock holders under this provision shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.

So long as any shares of our Series L preferred stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of our Series L preferred stock at the time outstanding, voting as a class with all other series of preferred stock ranking equally with the Series L preferred stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•	any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificates of designations creating the Series L preferred stock) or our bylaws that would alter or change the voting powers, preferences or special rights of the holders of the Series L preferred stock so as to affect them adversely;

•	any amendment or alteration of our restated certificate of incorporation, as amended, to authorize or create, or increase the authorized amount of, or any issuance of any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking prior to the Series L preferred stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding-up; or

•	the consummation of a binding share exchange or reclassification involving the Series L preferred stock or a merger or consolidation with another entity, except holders of our Series L preferred stock will have no right to vote under this provision or otherwise under Delaware law if, in each case, (i) the Series L preferred stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series L preferred stock remaining outstanding or such preference securities, as the case may be, has such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series L preferred stock, taken as a whole;

except that any authorization, creation or increase in the authorized amount of or issuance of our Series L preferred stock or any class or series of parity stock or junior stock or any securities convertible into any class or series of parity stock (whether dividends payable in respect of such parity stock are cumulative or non-cumulative) or junior stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the holders of the Series L preferred stock, and, notwithstanding any provision of Delaware law, holders of the Series L preferred stock shall have no right to vote thereon.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this section as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

•	the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement in connection with the conversion, exchange or exercise of debt securities, preferred stock, depositary shares or securities warrants and any general terms outlined in this section that will not apply to that common stock.

We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated certificate of incorporation, as amended, and our bylaws, as amended and restated, as exhibits to the registration statement of which this prospectus is a part. You should read our restated certificate of incorporation, as amended, and our bylaws, as amended and restated, for additional information before you buy any securities which may be exercised or exchangeable for or converted into common stock.

General

Shares Outstanding. As of March 31, 2009, our authorized common stock was 6,000,000,000 shares. From these authorized shares, we had issued 4,363,921,429 shares, of which 4,261,397,252 shares were outstanding and 102,524,177 shares were held as treasury shares.

Dividends. Holders of common stock may receive dividends if, when and as declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. Other restrictions on our ability to pay dividends are described below under “—Dividend Restrictions” and above under “Description of Preferred Stock—Outstanding Preferred Stock.”

Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any of our remaining assets available for distribution to stockholders after we have provided for payment of all debts and other liabilities, including any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights. This means the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities. Holders of our common stock have no rights to have their shares of common stock redeemed by us or to convert their shares of common stock into shares of any other class of our capital stock.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “WFC.” Wells Fargo Bank, N.A. serves as the transfer agent and registrar for the common stock.

Fully Paid. The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Restrictions on Payment of Dividends

We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

As a bank holding company, our ability to pay dividends is affected by the ability of our bank and non-bank subsidiaries to pay dividends to us. Various federal laws limit the amount of dividends our national bank subsidiaries can pay to us without regulatory approval. State-chartered banks are subject to state regulations that limit dividends.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if an event of default has occurred and is continuing under the applicable indenture, we are in default with respect to a guarantee payment under the guarantee of the related trust preferred securities or we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing. In addition, the terms of each of our outstanding series of preferred stock prohibit us from declaring or paying any dividends or distributions on our common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock have been paid.

Pursuant to the Securities Purchase Agreements, prior to October 28, 2011 we are prohibited, without the consent of the Department of the Treasury, from declaring or paying any dividend or making any distribution on our common stock, other than regular quarterly cash dividends not exceeding $0.34 per share of common stock and dividends payable only in shares of our common stock, unless prior to October 28, 2011 the shares of Series D preferred stock which we issued to the Department of the Treasury under the Securities Purchase Agreements have been redeemed in whole or the Department of the Treasury has transferred all of that preferred stock to third parties.

Anti-takeover Provisions Contained in the Certificate of Incorporation and Bylaws

Certain provisions of Delaware law could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Certain provisions of our restated certificate of incorporation, as amended, may make it less likely that our management would be changed or someone would acquire voting control of our company without our board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Preferred Stock. Our board of directors can at any time, under our restated certificate of incorporation, as amended, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Nomination Procedures. In addition to our board of directors, stockholders can nominate candidates for election to our board of directors. However, a stockholder must follow the advance notice procedures described in Section 3.11 of our bylaws, as amended and restated. In general, a stockholder must submit a written notice of the nomination to our chief executive officer and our corporate secretary at least 90 days but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting for consideration at an annual meeting or, for consideration at a special meeting, at least 90 days but not more than 120 days prior to the date of such meeting or, if our first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, then during the 10 days following our public announcement.

Proposal Procedures. Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our bylaws, as amended and restated. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal to our chief executive officer and our corporate secretary at least 90 days but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Stockholders seeking to have a stockholder proposal considered for inclusion in our annual proxy statement must comply with the requirements of Rule 14a-8 of the federal proxy rules.

Amendment of Bylaws. Under our bylaws, as amended and restated, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Delaware General Corporation Law or in the bylaws, as amended and restated. Under the Delaware General Corporation Law, our stockholders also have the power to change or repeal our bylaws.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms and provisions of the purchase contracts. The prospectus supplement will describe the specific terms of the purchase contracts offered through that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts.

We have summarized the material terms and provisions of the purchase contracts in this section. We have also filed the forms of purchase contracts as exhibits to the registration statement of which this prospectus is a part. You should read the applicable purchase contract for additional information before you buy any purchase contracts.

General

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more debt securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with Wells Fargo, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

We refer to the property in the above clauses as “purchase contract property.” In this section, when we refer to a “unit” we mean a unit consisting of purchase contracts and one or more debt securities and not any other combination of securities registered under the registration statement of which this prospectus is a part.

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Part of a Unit

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement. See “—Significant Provisions of the Unit Agreement.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date, except that purchase contracts issued in the United States may not be so separated prior to the 91st day after the issuance of a unit;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security included in that unit.

Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will grant, sell, convey, assign, transfer and pledge the items in the following sentence, which we refer to as the “pledge,” to the collateral agent for our benefit. The pledge is a security interest in and to, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	any debt securities that are part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items;”

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. We or the unit agent may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

General Terms of Units

We will issue the units under one or more unit agreements, each referred to as a “unit agreement,” to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

We have summarized the material terms and provisions of the unit agreement below. We have also filed the form of unit agreement as an exhibit to the registration statement of which this prospectus is a part. You should read the unit agreement for additional information before you buy any units.

The applicable prospectus supplement relating to units consisting of one or more debt securities and purchase contracts will describe:

•	the designation and the terms of the units and of the combination of debt securities and purchase contracts constituting the units, including whether and under what circumstances the debt securities or purchase contracts may be traded separately;

•	any additional terms of the unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities or purchase contracts constituting the units; and

•	any special United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” and “Description of Purchase Contracts” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security or purchase contract included in each unit unless otherwise specified in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit:

•	consents to and agrees to be bound by the terms of the unit agreement;

•	appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest; and

•	irrevocably agrees to be a party to and be bound by the terms of any purchase contract included in the unit in which that owner has an interest.

Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies. Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

•	in the case of an event of default under the debt securities or the applicable indenture, unless the procedures, including notice to us and the trustee, described in such indenture have been complied with; and

•	in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts included in the unit, unless:

•	owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

•	the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

•	the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right.

Absence of Protections against All Potential Actions of Wells Fargo. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Wells Fargo or a highly leveraged transaction.

Modification without Consent of Holders. We and the unit agent may amend the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision;

•	add to our covenants or the covenants of the unit agent;

•	change or eliminate any provisions of the unit agreement so long as no units are outstanding or the change does not affect any unit outstanding; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights under any purchase contract;

•	reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the first three clauses above); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Merger, Consolidation, Sale, Lease or Conveyance. The unit agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the unit agreement; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

Replacement of Unit Certificates or Purchase Contract Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The unit agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us; or

•	at any time on or after the date of settlement or redemption for any purchase contract included in the unit evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption.

Unit Agreement Not Qualified under Trust Indenture Act. The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title. We, the unit agent, the applicable trustee and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with debt securities, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as securities warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

•	the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	whether the securities warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

•	the offering price;

•	the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	any special United States federal income tax consequences; and

•	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be in registered form only.

A holder of securities warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of such securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then- outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them, for a period expiring 45 days after the date fixed for determining the stockholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the offered securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the offered securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a plan should also consider whether an investment in the offered securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to other legal restrictions.

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the offered securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable statutory or administrative exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the offered securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA provides an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the offered securities or any interest in the offered securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the offered securities constitutes assets of any plan; or

•	the purchase and holding of the offered securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the offered securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the offered securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.

Purchasers of the offered securities have the exclusive responsibility for ensuring that their purchase and holding of the offered securities does not violate the prohibited transaction rules of ERISA or the Code.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the debt securities, common stock and preferred stock offered by this prospectus. The material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of warrants, purchase contracts and units offered by this prospectus will be provided in the applicable prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities, common stock and preferred stock. This summary addresses only debt securities purchased at initial issuance and shares of common or preferred stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•

persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of debt securities or shares of common or preferred stock, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial holder of the debt securities, common stock or preferred stock.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common or preferred stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

A “Non-U.S. Holder” is any beneficial owner of a debt security or shares of common or preferred stock, as the case may be, that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common or preferred stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common or preferred stock by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK AND PREFERRED STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK OR PREFERRED STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

Debt Securities

Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID.

The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:

•

if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

•

if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period; and

•

if all accrual periods are of equal length, except for an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.

Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held by persons other than corporations and other exempt holders.

Short-Term Debt Securities. In the case of debt securities that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.

Variable Rate Debt Securities. Treasury regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

Contingent Payment Debt Securities. If debt securities provide for variable rates of interest or other contingent payments but fail to qualify as variable rate debt securities under the rules described above, then the debt securities may become subject to the Treasury regulations governing “contingent payment debt instruments” (“contingent payment debt securities”). Under these Treasury regulations, a U.S. Holder of contingent payment debt securities generally would be required to accrue interest income each taxable year based upon a “comparable yield” for a hypothetical fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the contingent payment debt securities, but in any event not less than the applicable Federal rate (based on the overall maturity of the debt securities). We would be required to determine the comparable yield and prepare, solely for U.S. federal income tax purposes, a projected payment schedule that includes all non-contingent payments and estimates of the amount and timing of all contingent payments on the debt securities.

If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments set forth on the projected payment schedule, adjustments will be made for such differences. A net positive adjustment for the amount by which actual contingent payments during the taxable year exceed the projected contingent payments for such taxable year will be treated as additional interest income. A net negative adjustment for the amount by which actual contingent payments during the taxable year are less than the projected contingent payments for such taxable year (i) first, will reduce the amount of interest required to be accrued in the current taxable year, (ii) second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the total interest inclusions previously accrued in respect of the contingent payment debt securities exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and (iii) third, any excess adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

Upon the sale, retirement or other disposition of contingent payment debt securities, any gain recognized by a U.S. Holder would be treated as ordinary income. Any loss arising in such a disposition would be treated as an ordinary loss to the extent that the holder’s total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss. The balance of such loss generally would constitute a capital loss.

The U.S. federal income tax treatment of any debt securities that will be treated as contingent payment debt securities subject to these Treasury regulations will be more fully described in the applicable prospectus supplement. The rules regarding contingent payment debt securities are complex. U.S. Holders should carefully examine the applicable prospectus supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Market Discount. If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their revised issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any payments received in respect of the debt securities, other than payments of qualified stated interest, and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred to purchase or carry such debt securities.

A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Acquisition Premium. If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.

Amortizable Bond Premium. If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder’s yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Election to Treat All Interest as OID. U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis of the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities, contingent payment debt securities and debt securities acquired at a market discount, and except with respect to gain or loss attributable to changes in exchange rates (as discussed below), such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Foreign Currency Debt Securities. In the case of debt securities denominated in a foreign currency (“foreign currency debt securities”), U.S. Holders will need to calculate and convert income into U.S. dollar values, and may be required to account for gain or loss in respect of exchange rate fluctuations, in accordance with special rules. In general, if an interest payment is made in a foreign currency to a cash-method U.S. Holder, the U.S. Holder will be required to include in gross income the U.S. dollar value of the interest payment, determined by translating the interest payment at the “spot rate” in effect for the foreign currency on the date that payment is received, regardless of whether the payment in fact is converted into U.S. dollars at that time. The U.S. Holder will not recognize any exchange gain or loss with respect to the receipt of the interest payment.

An accrual-method U.S. Holder will be required to include in gross income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating interest at the average rate of exchange for the period or periods during which interest accrued. Upon receipt of an interest payment on the foreign currency debt securities (or the receipt of payment of sale or other disposition proceeds attributable to unpaid interest that was previously accrued into gross income), such a U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of the payment, determined by translating the foreign currency received at the spot rate in effect of such foreign currency on the date received, and the U.S. dollar value of the interest income that the U.S. Holder has previously included in gross income with respect to the payment. Any exchange gain or loss generally will be treated as ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

For purposes of translating interest accruals under the foregoing rules, the average rate of exchange for an interest accrual period generally is the simple average of the exchange rates in effect for each business day of the application period (or another average that is reasonably derived and consistently applied by the U.S. Holder). A U.S. Holder may elect, however, to translate interest accruals at the spot rate in effect on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year), or on the date that the interest payment is received if that date is within five business days of the end of the accrual period. The election would apply to all foreign currency debt securities held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

The amount of OID on foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder using the accrual method of accounting for U.S. federal income tax purposes, as described above. Likewise, a U.S. Holder will recognize exchange gain or loss when payments attributable to the OID are made to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of the payment (determined by translating any foreign currency received at the spot rate for the foreign currency on the date of payment). For this purpose, all receipts on foreign currency debt securities will be viewed (i) first, as the receipt of any periodic interest payments provided under the terms of the foreign currency debt securities, (ii) second, as the receipt of previously accrued OID (to the extent of such such OID), with payments considered made beginning with the earliest accrual periods, and (iii) thereafter, as the receipt of principal.

If a U.S. Holder purchases foreign currency debt securities with previously-owned foreign currency, then the initial tax basis of the foreign currency debt securities will be the U.S. dollar value of the foreign currency paid, determined at the time of purchase. In the case of foreign currency debt securities that are traded on an established securities market, a cash-method U.S. Holder (or an accrual-method U.S. Holder that so elects) will determine the U.S. dollar value of the cost of the foreign currency debt securities by translating the amount paid at the spot rate in effect on the settlement date of the purchase. A U.S. Holder who purchases foreign currency debt securities with previously owned foreign currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between the U.S. Holder’s adjusted tax basis in the foreign currency and the fair market value of the foreign currency debt securities, in U.S. dollars, on the date of purchase. The exchange gain or loss will be ordinary income or loss.

When determining the amount of any gain or loss recognized by a U.S. Holder on the sale, retirement or other taxable disposition of foreign currency debt securities, the amount realized will be the U.S. dollar value of the amount realized in the foreign currency (other than amounts attributable to accrued but unpaid interest, which generally will be treated as a payment of interest), determined at the time of the sale, retirement or other taxable disposition and in accordance with the U.S. Holder’s applicable method of accounting for U.S. federal income tax purposes. In the case of foreign currency debt securities that are denominated in a foreign currency and traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the amount realized by translating at the spot rate in effect on the settlement date of the sale. A U.S. Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and disposition of foreign currency debt securities. Such gain or loss generally will be treated as ordinary income or loss from U.S. sources. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the sale, retirement or other taxable disposition of the foreign currency debt securities.

A U.S. Holder’s tax basis in foreign currency received as interest on foreign currency debt securities will be the U.S. dollar value of the interest payment at the spot rate in effect on the date that the foreign currency is received. The tax basis in foreign currency received on the sale, retirement or other taxable disposition of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or other taxable disposition in the manner described above. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the foreign currency will be ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

Special rules apply to foreign currency debt securities that are denominated in one of certain hyperinflationary currencies, denominated in multiple currencies, and contingent payment debt securities denominated in a foreign currency. Prospective investors should carefully examine the applicable prospectus supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Reportable Transactions. Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction are required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the debt securities. Whether an investment in the debt securities constitutes a “reportable transaction” for any investor depends on that investor’s particular circumstances. The regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The regulations specifically provide that a loss resulting from a “Section 988 transaction” (which includes a transaction payable in a foreign currency) will constitute a Section 165 loss. Therefore, losses realized with respect to foreign currency debt securities may constitute a Section 988 transaction, and a holder of such debt securities that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. U.S. Holders should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in foreign currency debt securities and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to an offering of such debt securities, they would be required to comply with these requirements.

Common Stock and Preferred Stock

Distributions. A distribution paid by us in respect of common or preferred stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common or preferred stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common or preferred stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common or preferred stock, such distributions generally will be taxable as capital gain realized in respect of the common or preferred stock.

Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common or preferred stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common or preferred stock to qualify as dividends for U.S. federal income tax purposes.

U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common or preferred stock could be characterized as “extraordinary dividends” (as defined in Section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common or preferred stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common or preferred stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common or preferred stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qualified dividend income, as described above. Prospective investors in common or preferred stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common or preferred stock.

Sale or Other Taxable Dispositions of Common or Preferred Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common or preferred stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common or preferred stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common or preferred stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

Redemptions of Common Stock or Preferred Stock. A redemption of shares of common or preferred stock generally will be treated under Section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the common or preferred stock that is redeemed. If a redemption of shares of common or preferred stock is treated as a sale or exchange, the redemption will be taxable as described under “—Sale or Other Taxable Dispositions of Common or Preferred Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under “—Distributions.”

A redemption will be treated as a sale or exchange if it (i) results in a complete termination of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common or preferred stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common and preferred stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

If a redemption of shares of common or preferred stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common or preferred stock generally will be transferred to any remaining shares of common or preferred stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any of other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common or preferred stock in their particular circumstances.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

U.S. Federal Income Taxation of Non-U.S. Holders

Debt Securities

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) payments of principal, interest (including OID, if any) and premium on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•	the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or other sucessor form with the paying agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of it trade or business, such financial institution files with the paying agent a statement that it has received the IRS Form W-8EBN or other successor form from the beneficial owner and furnishes the paying agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding additional reporting possible requirements.

If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as U.S. Holder. See “—U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the paying agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Common Stock and Preferred Stock

Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common or preferred stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, IRS Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

Sale or Other Taxable Disposition of Common or Preferred Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common or preferred stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter period in some situations) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Federal Income Taxation of U.S. Holders—Common Stock and Preferred Stock—Redemptions of Common Stock or Preferred Stock,” the proceeds received from a redemption of shares of common or preferred stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

U.S. Holders. In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to (i) payments of principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of the debt securities, and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common or preferred stock. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders. In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities, and dividends on the common or preferred stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common or preferred stock provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common or preferred stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

On July 1, 2005, a new EU Directive regarding the taxation of savings income became effective. The Directive requires a Member State to provide to the tax authorities of another Member State details of payments of interest or other similar income payments made by a person within its jurisdiction for the immediate benefit of an individual or to certain non-corporate entities resident in that other Member State (or for certain payments secured for their benefit). However, Austria, Belgium, and Luxembourg have opted out of the reporting requirements and are instead applying a special withholding tax for a transitional period in relation to such payments of interest, deducting tax at rates increasing over time to 35%. This transitional period began on July 1, 2005 and will terminate at the end of the first fiscal year following agreement by certain non-EU countries regarding the exchange of information relating to those payments.

Beginning on July 1, 2005, a number of non-EU countries and certain dependent or associated territories of Member States have adopted similar measures (either provision of information or transitional withholding) in relation to payments of interest or other similar income payments made by a person in that jurisdiction for the immediate benefit of an individual or to certain non-corporate entities in any Member State. The Member States have entered into reciprocal provision of information or transitional special withholding tax arrangements with certain of those dependent or associated territories. These apply in the same way to payments by persons in any Member State to individuals or certain non-corporate residents in those territories.

No additional amounts will be payable with respect to any of our securities if a payment on a security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the Directive in their particular circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the Financial Industry Regulatory Authority (“FINRA”) for sales of securities pursuant to this prospectus, together with the reimbursement of any counsel fees by us, will not exceed 8.00%.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

One or more of our indirectly, wholly-owned subsidiaries, including, but not limited to, Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, H.D. Vest Investment Securities, Inc. or Wachovia Capital

Markets, LLC, may help place some of the securities offered under this prospectus. If this occurs, the placement will comply with Rule 2720 of the Conduct Rules of FINRA. The underwriters, agents and dealers participating in the sale of securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 2720 of the Conduct Rules of FINRA.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including, but not limited to, Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, H.D. Vest Investment Securities, Inc. or Wachovia Capital Markets, LLC, in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

We may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Notice to Prospective Investors in the United Kingdom

Each underwriter will represent and agree, with respect to our securities offered and sold by it, that:

•	it and each of its affiliates has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to such securities in, from or otherwise involving the United Kingdom; and

•	it and each of its affiliates has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such securities in circumstances in which Section 21(1) of the FSMA does not and will not apply to us.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will represent and agree, with respect to our securities offered and sold by it, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of such securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which meets two or more of the following criteria: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, in each case as determined in accordance with the Prospectus Directive and as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of such securities to the public” in relation to any such securities in any Relevant Member State means the communication in any form and by any means, presenting sufficient information on the terms of the offer and such securities to be offered, so as to enable an investor to decide to purchase or subscribe to such securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in the applicable Relevant Member State.

This prospectus has been prepared on the basis that all offers of the securities in any Member State of the European Economic Area will be made pursuant to an exemption under Article 3(2) of the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the securities. Accordingly, any person making or intending to make any offer of the securities in that Relevant Member State may only do so in circumstances in which no obligation arises for us, our affiliates or any of the underwriters or agents to publish a prospectus pursuant to the Prospectus Directive for such offer. Neither we nor any of the underwriters or agents have authorized, nor do we or they authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or any underwriter to publish a prospectus pursuant to the Prospectus Directive for such offer.

Notice to Prospective Investors in Japan

The filing of a securities registration statement under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan with respect to the solicitation for the purchase of the securities has not been and will not be made, pursuant to an exemption under Article 2, Paragraph 3, Item 2, Sub-Item A of the Financial Instruments and Exchange Law of Japan. Pursuant to the Financial Instruments and Exchange Law of Japan, transfer of the securities will be restricted to “qualified institutional investors” (tekikaku-kikan-toshika) as defined under Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Law of Japan. The holders of the securities agree not to sell or otherwise dispose of the securities except to another qualified institutional investor. As used in this paragraph, resident of Japan means any person residing in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus nor any accompanying prospectus supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus, the accompanying prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, (iii) by way of private placement to no more than 50 persons within any period of 12 months pursuant to, and in accordance with the conditions specified in, Section 272B of the SFA, or (iv) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(A) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2) where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law.

Notice to Prospective Investors in Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32). No advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) will be issued other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Each underwriter will agree that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers our securities or possesses or distributes this prospectus or the accompanying prospectus supplement or any other offering material and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of such securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. We will not have any responsibility for an underwriter’s compliance with applicable securities laws.

Purchasers of our securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in the applicable prospectus supplement.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL OPINIONS

Jeannine E. Zahn, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Ms. Zahn owns, or has the right to acquire a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Zahn may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the aforementioned consolidated financial statements, dated February 23, 2009 except for pages 86-90 and Notes 1, 2, 5, 7, 8, 11, 21, 22, 23, 24 and 25, as to which the date is May 11, 2009, refers to the retrospective adjustment of all periods presented due to the adoption of Statement of Financial Accounting Standards (“FAS”) No. 160, Non-Controlling Interests in Consolidated Financial Statements—an amendment of ARB 51, a change in the method of evaluating other-than-temporary impairment on certain investment securities in 2008 and a change in the method of accounting for certain mortgages held for sale in 2007.

The consolidated financial statements of Wachovia Corporation and Subsidiaries (“Wachovia”) as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein from Wells Fargo and Company’s Form 8-K dated October 30, 2008 (amended on Form 8-K/A filed on November 21, 2008) in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the aforementioned consolidated financial statements, dated February 25, 2008, refers to Wachovia’s change in the method of accounting for income tax uncertainties, leveraged leases, hybrid financial instruments, collateral associated with derivative contracts and life insurance in 2007 and refers to a change in the method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.

110,261,688 Warrants

Each to Purchase One Share of Common Stock

Wells Fargo & Company

Deutsche Bank Securities

Cabrera Capital Markets, LLC

Lebenthal & Co., LLC

Loop Capital Markets LLC

Ramirez & Co., Inc.

Sandler O’Neill & Partners, LP.

WR Hambrecht + Co., LLC